Exhibit 4.2

AMENDED AND RESTATED
MASTER DEFINITIONS AND CONSTRUCTION
AGREEMENT

by and among

ROYAL BANK OF CANADA

and

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP

and

COMPUTERSHARE TRUST COMPANY OF CANADA

and

6848320 CANADA INC.

and

RBC COVERED BOND GP INC.

and

DELOITTE & TOUCHE LLP

June 29, 2012

AMENDED AND RESTATED
MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT

THIS MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT (this “Agreement”) made as of October 25, 2007 and amended and restated as of June 29, 2012

BY AND AMONG

(1)
ROYAL BANK OF CANADA, a bank named in Schedule I to the Bank Act (Canada), whose executive office is at Royal Bank Plaza, South Tower, 8th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5, in its capacities as Issuer, Seller, Servicer, Cash Manager, Interest Rate Swap Provider and Covered Bond Swap Provider;

(2)
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario whose principal office of the Partnership will be located at 155 Wellington Street, West, 14th Floor, Toronto, Ontario, Canada M5V 3K7 by its general partner RBC COVERED BOND GP INC.;

(3)	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company formed under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1;

(4)
RBC COVERED BOND GP INC., a corporation incorporated under the laws of Canada whose principal office of the Partnership will be located at 155 Wellington Street, West, 14th Floor, Toronto, Ontario, Canada M5V 3K7;

(5)	6848320 CANADA INC., a corporation incorporated under the laws of Canada whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1;

(6)
DELOITTE & TOUCHE LLP, a limited liability partnership formed under the laws of Canada whose registered office is located at Suite 1400, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2V1; and

(7)	Each other Person who may from time to time become a party to this Agreement.

WHEREAS:

(A)
Each of the parties hereto is a party to one or more Transaction Documents (as defined herein) in respect of the €15 Billion Global Covered Bond Programme under which the Bank has issued and will issue covered bonds;

(B)
The parties entered into a master definition and construction agreement dated October 25, 2007, as the same was most recently amended and restated by agreement dated April 6, 2011 (the “Prior Amended and Restated MDCA”), to confirm that, except where the context otherwise requires and save where otherwise defined in the relevant Transaction Document, capitalized terms used in Transaction Documents shall have the meanings set forth herein and shall be construed in accordance with the interpretation provisions set out in this Agreement and the parties desire to amend and restate such agreement in its entirety; and

(C)
The parties desire to amend and restate in its entirety the terms of the Prior Amended and Restated MDCA by entering into this Agreement, such amendment and restatement having been made in accordance with Section 20.2 of the Trust Deed and Section 3 of the Prior Amended and Restated MDCA.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

1.	DEFINITIONS

Except where the context otherwise requires and save where otherwise defined in the relevant Transaction Document, the following terms when used in the Transaction Documents shall have the following meanings:

“2010 PD Amending Directive” means Directive 2010/73/EU, as amended;

“24 hours” (where referred to in Schedule 4 to the Trust Deed) has the meaning given to it in Schedule 4 to the Trust Deed;

“30/360” has the meaning given to it in Condition 5.09 (Definitions);

“30E/360” or “Eurobond Basis” has the meaning given to it in Condition 5.09 (Definitions);

“48 hours” (where referred to in Schedule 4 to the Trust Deed) has the meaning given to it in Schedule 4 to the Trust Deed;

“360/360” has the meaning given to it in Condition 5.09 (Definitions);

“Account Bank” means the bank at which the Guarantor LP Accounts are maintained from time to time being, as at the Programme Establishment Date, Royal Bank of Canada acting through its main branch situated at Royal Bank Plaza, South Tower, Main Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and, unless the context otherwise requires, includes the Standby Account Bank, if and when appointed, or such other replacement account bank as may be appointed in accordance with the terms of the Bank Account Agreement;

“Account Bank Ratings” means the threshold ratings A-1, P-1, F1 short-term and A long-term, and R-1(middle) short term or A(low) long-term (in respect of S&P, Moody’s, Fitch and DBRS respectively), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations of the Account Bank by the Rating Agencies;

“Accrual Yield” means the rate defined, or determined in accordance with the provisions of, the relevant Final Terms;

“Accrued Interest” means in respect of a Loan as at any relevant date the aggregate of all interest accrued but not yet due and payable on the Loan from (and including) the Monthly Payment Date immediately preceding the relevant date to (but excluding) the relevant date;

“Actual/360” has the meaning given to it in Condition 5.09 (Definitions);

“Actual/365 (Fixed)” has the meaning given to it in Condition 5.09 (Definitions);

“Actual/Actual” or “Actual/Actual (ISDA)” has the meaning given to it in Condition 5.09 (Definitions);

“Actual/Actual (ICMA)” has the meaning given to it in Condition 5.09 (Definitions);

“Additional Loan Advance” means a further drawing (including, but not limited to, Further Advances) in respect of Loans sold by the Seller to the Guarantor LP;

“Adjusted Aggregate Loan Amount” has the meaning given to it in Schedule 2 of the Guarantor LP Agreement;

“Adjusted Required Redemption Amount” has the meaning given to it in Schedule 8 of the Guarantor LP Agreement;

“Advance” or “Advances” have the meaning given to such terms in Section 2 of the Intercompany Loan Agreement;

“Adverse Claim” means a Security Interest, ownership interest, right of set-off or other right or claim of any Person;

“Affiliate” means an “affiliated entity” within the meaning of section 1.2 of Ontario Securities Commission Rule 45-501 under the Securities Act (Ontario) as in effect on the date of this Master Definitions and Construction Agreement;

“Agency Agreement” means the agency agreement dated the Programme Establishment Date and most recently amended and restated as of June 29, 2012 made by and among the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent and the other Paying Agents, the Exchange Agent, the other Registrars and the Transfer Agents, party thereto, as the same may be amended, varied, supplemented, restated or extended from time to time, and any in relation to all or any Series of the Covered Bonds and any other agreement for the time being in force appointing further or other Paying Agents or another Issuing and Paying Agent in relation to all or any Series of the Covered Bonds, or in connection with their duties, the terms of which have previously been approved in writing by the Bond Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Bond Trustee any of the aforesaid agreements;

“Agent” means each of the Paying Agents, the Registrar, the Exchange Agent and the Transfer Agent;

“Aggregate Loan Amount” has the meaning given to it Schedule 3 of the Guarantor LP Agreement;

“Aggregate Purchase Price” means, for Loans and their Related Security sold by the Seller to the Guarantor LP on a relevant Purchase Date, the amount specified in the related Loan Purchase Notice for such Loans and their Related Security which amount shall be equal to the Fair Market Value for such Loans as of the Cut-Off Date;

“AMF” means the Autorité des marchés financiers in France;

“Amortization Test” has the meaning given to it in Schedule 3 of the Guarantor LP Agreement;

“Amortization Test Aggregate Loan Amount” has the same meaning given to “Aggregate Loan Amount”;

“Amortization Test True Balance” has the meaning given to it in Schedule 3 of the Guarantor LP Agreement;

“Amortized Face Amount” means the amount equal to the sum of:

(a)	the Reference Price specified in the Final Terms; and

(b)
the product of the Accrual Yield (compounded annually or otherwise as specified in the Final Terms) being applied to the Reference Price from (and including) the Issue Date specified in the Final Terms to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Covered Bond becomes due and repayable;

“Applicable Privacy Laws” means, with respect to a relevant Person, PIPEDA and any similar Canadian federal or provincial legislation now in force or that may in the future come into force governing the protection of Personal Information that is applicable to such Person;

“Appointee” means any legal counsel, manager, agent, delegate, nominee, custodian or other person appointed by the Bond Trustee under the Trust Deed;

“Arranger” means RBC Capital Markets and/or any other entity appointed as an arranger for the Programme;

“Arrears of Interest” means as at any date in respect of any Loan, interest (other than Capitalized Interest or Accrued Interest) on that Loan which is currently due and payable and unpaid on that date;

“Asset Coverage Test” has the meaning given to it Schedule 2 of the Guarantor LP Agreement;

“Asset Coverage Test Breach Notice” means the notice required to be served in accordance with Section 5.1 of the Guarantor LP Agreement if the Asset Coverage Test has not been met on two consecutive Calculation Dates;

“Asset Monitor” means Deloitte & Touche LLP, or such other person as may from time to time be appointed as asset monitor pursuant to the terms of the Asset Monitor Agreement;

“Asset Monitor Agreement” means the asset monitor agreement entered into on the Programme Establishment Date by and among the Asset Monitor, the Guarantor LP, the Bank, as Cash Manager and as Issuer and the Bond Trustee, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Asset Monitor Fee” has the meaning given to it Section 6.1 of the Asset Monitor Agreement;

“Asset Monitor Oversight Ratings” means the threshold ratings BBB-, Baa3, BBB-, and R-1(middle) short-term or A(low) long-term (in respect of S&P, Moody’s, Fitch and DBRS respectively), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations of the Cash Manager by the Rating Agencies;

“Asset Monitor Payment Date” has the meaning given to it Section 6.1 of the Asset Monitor Agreement;

“Asset Monitor Report” has the meaning given to it Section 6.2 of the Asset Monitor Agreement;

“Asset Percentage” means 93% as at the date hereof, as the same may be adjusted from time to time in accordance with, and subject to the restrictions set out in, Schedule 2 of the Guarantor LP Agreement;

“Asset Percentage Adjusted True Balance” has the meaning given to it Schedule 2 of the Guarantor LP Agreement;

“Associate” has the meaning specified in Section 1 of the Securities Act (Ontario) as in effect on the date of this Agreement;

“Auditors” means D&T being the auditors for the time being of the Issuer or such other firm of accountants as may be nominated or approved from time to time by the Bond Trustee for the purposes of the Trust Deed;

“Authorized Investments” means investments of a type or class for which Rating Agency Confirmation has been received, including for example, short-term provincial and federal bonds and money market securities;

“Authorized Underpayment” means a Borrower making either no Monthly Payment under a Loan or a payment in an amount less than the Monthly Payment then due on the Loan, in each case, where the Seller has authorized such underpayment or non-payment;

“Authorized Signatory” means:

(a)	in relation to the Bank Account Agreement, any authorized signatory referred to in the Transaction Account Mandate or the GIC Account Mandate as applicable; and

(b)
in all other cases, an officer of the Issuer, or the Guarantor LP, or such other person appointed by the Issuer or the Guarantor LP to act as an authorized signatory, in each case as specified in the list of authorized signatories (as amended from time to time) sent to the Bond Trustee pursuant to Clause 15(e) of the Trust Deed;

“Available Principal Receipts” means, on a relevant Calculation Date, an amount equal to the aggregate of (without double counting):

(a)
the amount of Principal Receipts received during the immediately preceding Calculation Period and credited to the Principal Ledger (but, for the avoidance of doubt, excluding any Principal Receipts received in the Calculation Period beginning in the month in which the relevant Calculation Date falls); and

(b)
any other amount standing to the credit of the Principal Ledger including (i) the proceeds of any advances under the Intercompany Loan Agreement (where such proceeds have not been applied to acquire additional Covered Bond Portfolios of Loans and their Related Security, refinance an advance under the Intercompany Loan or invest in Substitute Assets and/or Authorized Investments), (ii) any Cash Capital Contributions and (iii) the proceeds from any sale of Loans pursuant to the terms of the Guarantor LP Agreement or the Mortgage Sale Agreement but excluding any amount of principal received under the Covered Bond Swap Agreement;

“Available Revenue Receipts” means, on a relevant Calculation Date, an amount equal to the aggregate of:

(a)	the amount of Revenue Receipts received during the previous Calculation Period and credited to the Revenue Ledger;

(b)
other net income of the Guarantor LP including all amounts of interest received on the Guarantor LP Accounts, the Substitute Assets, the Authorized Investments and in the previous Calculation Period but excluding amounts received by the Guarantor LP under the Interest Rate Swap Agreement and in respect of interest received by the Guarantor LP under the Covered Bond Swap Agreement;

(c)	prior to the service of a Notice to Pay on the Guarantor LP amounts standing to the credit of the Reserve Fund in excess of the Reserve Fund Required Amount;

(d)	any other Revenue Receipts not referred to in paragraphs (a) to (c) (inclusive) above received during the previous Calculation Period and standing to the credit of the Revenue Ledger; and

(e)	following the service of a Notice to Pay on the Guarantor LP, amounts standing to the credit of the Reserve Fund;

less

(f)	Third Party Amounts, which shall be paid on receipt in cleared funds to the Seller;

“Average Loan Balance” means, in respect of a Guarantor LP Calculation Period, the average daily aggregate Outstanding Principal Balance of Loans in the Covered Bond Portfolio during such Guarantor LP Calculation Period as determined by the Cash Manager and notified to the Calculation Agent in accordance with the Cash Management Agreement;

“Bank” means Royal Bank of Canada;

“Bank Account Agreement” means the bank account agreement entered into on the Programme Establishment Date by and among the Guarantor LP, the Account Bank,  the Cash Manager and the Bond Trustee, as the same may be amended, varied, supplemented, restated or extended from time to time, and, if applicable, unless the context requires otherwise, the Stand-by Bank Account Agreement;

“Bank Act” means the Bank Act (Canada);

“Banking Day” means, in respect of any city and, as the context requires, the relevant parties to any relevant transaction, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in such city or in the case of relevant parties to a relevant transaction, the city or cities in which such parties have their executive or registered office and the city in which the relevant transaction is to take place;

“Bearer Covered Bonds” means Covered Bonds in bearer form;

“Beneficial Owner” means the ownership interest of each actual purchaser of each Covered Bond;

“Bearer Definitive Covered Bond” means a Bearer Definitive Covered Bond and/or, as the context may require, a Registered Definitive Covered Bond;

“BIA” means The Bankruptcy and Insolvency Act (Canada);

“block voting instruction” has the meaning given to it in Schedule 4 to the Trust Deed;

“Bond Basis” has the meaning given to it in Condition 5.09 (Definitions);

“Bond Trustee” means Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada or such other person or person(s) for the time being acting as the bond trustee under the Trust Deed or as trustee under the Security Agreement, as the context requires;

“Borrower” means in relation to a Loan, the person or persons specified as such in the relevant Mortgage together with the person or persons (if any) from time to time assuming an obligation to repay such Loan or any part of it;

“Branch of Account” has the meaning given to it in Condition 18.01 (Branch of Account);

“Business Day” means (i) a Banking Day; (ii) in relation to Covered Bonds payable in other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) and settle payments in the relevant currency in the Business Centre(s) specified in the Final Terms or (iii) in relation to Covered Bonds payable in euro, a day (other than a Saturday or Sunday) which is a TARGET2 Business Day (as defined below) and on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Business Centre(s) specified in the Final Terms;

“Business Day Convention” has the meaning given to it in Condition 5.09 (Definitions);

“Calculation Agent” means, in relation to all or any Series of the Covered Bonds, the person initially appointed as calculation agent in relation to such Covered Bonds by the Issuer and the Guarantor LP pursuant to the Agency Agreement or, if applicable, any successor or separately appointed calculation agent in relation to all or any Series of the Covered Bonds;

“Calculation Amount” has the meaning given to it the applicable Final Terms;

“Calculation Date” means the last Business Day in Toronto, Ontario of each month;

“Calculation Period” means the period from, but excluding, the Calculation Date of the previous month to, and including, the Calculation Date of the month and, for greater certainty, references to the “immediately preceding calculation period” or the “previous calculation period” are references to the Calculation Period ending on the relevant Calculation Date;

“Call Option” has the meaning given to it the applicable Final Terms;

“Call Option Date(s)” has the meaning given to it in Condition 6.04 (Call Option);

“Call Option Period” has the meaning given to it in Condition 6.04 (Call Option);

“Canadian Dealers” means the dealers appointed as such pursuant to the terms of a Canadian Dealer Agreement;

“Canadian Dealer Agreement” means any  dealer agreement entered into pursuant to the terms of the Dealership Agreement  to solicit, from time to time, offers to purchase Covered Bonds in Canada, in accordance with such dealer agreement,  as the same may be amended, supplemented or replaced from time to time;

“Canadian Dollar Equivalent” means, in relation to a Covered Bond which is denominated in (i) a currency other than Canadian Dollars, the Canadian Dollar equivalent of such amount ascertained using the relevant Covered Bond Swap Rate relating to such Covered Bond, and (ii) Canadian Dollars, the applicable amount in Canadian Dollars;

“Canadian GAAP” means Canadian generally accepted accounting principles;

“Canadian GAAS” means Canadian generally accepted auditing standards;

“Canadian Prospectus” means the short form base shelf prospectus of the Bank, in both English and French, dated October 21, 2011, including at any time the documents or information incorporated or deemed to be incorporated by reference therein, subject to and to the extent that prospectus supplements, in both English and French, have been filed providing for a continuous offering of Covered Bonds under the Covered Bond Programme during the period that such base shelf prospectus remains effective in accordance with National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators, and includes such filed prospectus supplements;

“Canadian Registrar” has the meaning given to it in the Conditions;

“Capital Account Ledger” means the ledger maintained by the Cash Manager on behalf of the Guarantor LP in respect of each Partner to record the balance of each Partner’s Capital Contributions from time to time;

“Capital Balance” means, for a Loan at any date, the principal balance of that Loan to which the Servicer applies the relevant interest rate at which interest on that Loan accrues;

“Capital Contribution” means, in relation to each Partner, the aggregate of the capital contributed by or agreed to be contributed by that Partner to the Guarantor LP from time to time by way of Cash Capital Contributions and Capital Contributions in Kind as determined on each Calculation Date in accordance with the formula set out in the Guarantor LP Agreement;

“Capital Contribution Balance” means the balance of each Partner’s Capital Contributions as recorded from time to time in the relevant Partner’s Capital Account Ledger;

“Capital Contributions in Kind” means a contribution by a Partner to the Guarantor LP other than a Cash Capital Contribution, including contributions of Substitute Assets (up to the prescribed limit), Authorized Investments (which shall constitute a Capital Contribution equal to the aggregate principal balance of the contributed Substitute Assets or Authorized Investments, as the case may be), and/or Loans and their Related Security on a fully-serviced basis to the Guarantor LP (which shall constitute a Capital Contribution equal to (a) the aggregate of the fair market value of those Loans as at the relevant Transfer Date, minus (b) any cash payment paid by the Guarantor LP for such Loans and their Related Security on that Transfer Date);

“Capital Distribution” means any return on a Partner’s Capital Contribution in accordance with the terms of the Guarantor LP Agreement;

“Capital Requirements Directive” means Directive 2006/48 of the European Parliament and the Council dated 14 June 2006 relating to the taking up and pursuit of the business of credit institutions (recast) (implementing the Basel II framework), as the same may be varied, amended or re-enacted from time to time;

“Capitalized Arrears” means, for any Loan at any date, interest or other amounts which are overdue in respect of that Loan and which as at that date have been added to the Capital Balance of the Loan in accordance with the Mortgage Conditions or otherwise by arrangement with the relevant Borrower;

“Capitalized Expenses” means, in relation to a Loan, the amount of any expense, charge, fee, premium or payment (excluding, however, any Arrears of Interest) capitalized and added to the Capital Balance of that Loan in accordance with the relevant Mortgage Conditions;

“Capitalized Interest” means, for any Loan at any date, interest which is overdue in respect of that Loan and which as at that date has been added to the Capital Balance of that Loan in accordance with the Mortgage Conditions or otherwise by arrangement with the relevant Borrower (excluding for the avoidance of doubt any Arrears of Interest which have not been so capitalized on that date);

“Cash Capital Contributions” means a Capital Contribution made in cash;

“Cash Flow Model Calculation Date” has the meaning given to it in Schedule 2 of the Guarantor LP Agreement, with the first Cash Flow Model Calculation Date being the first Cash Flow Model Calculation Date following the Programme Establishment Date;

“Cash Management Agreement” means the cash management agreement entered into on the Programme Establishment Date by and among the Guarantor LP, the Bank, as Cash Manager, and the Bond Trustee, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Cash Management Services” means the services provided by the Cash Manager set out in the Cash Management Agreement and the Schedules annexed thereto and forming part of the Cash Management Agreement;

“Cash Manager” means Royal Bank of Canada, in its capacity as cash manager under the Cash Management Agreement together with any successor cash manager appointed from time to time;

“Cash Manager Deposit Ratings” means the threshold ratings A-1, P-1, F1 short-term or A long-term, and R-1(middle) short term or A(low) long-term (in respect of S&P, Moody’s, Fitch and DBRS respectively), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations of the Cash Manager by the Rating Agencies;

“Cash Manager Termination Events” has the meaning given to it Section 14.2 of the Cash Management Agreement;

“CBCA” means the Canada Business Corporations Act (Canada);

“CCAA” means the Companies’ Creditors Arrangement Act (Canada);

“CDS” means CDS Clearing and Depositary Services Inc.;

“CGCB” means a Temporary Global Covered Bond or a Permanent Global Covered Bond, in either case in respect of which the applicable Final Terms specify that it is not a new global covered bond;

“Certificate of Title” means a solicitor’s or licensed conveyancer’s report or certificate of title obtained by or on behalf of the Seller in respect of each Property substantially in the form of the pro-forma set out in the Standard Documentation;

“Charged Property” means the property charged by the Guarantor LP pursuant to the Security Agreement;

“Clearing Systems” means DTC, CDS, Euroclear and/or Clearstream, Luxembourg;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Collateral” means assigns, mortgages, charges, hypothecates and pledges to the Bond Trustee (on behalf of the Secured Creditors) by the Guarantor LP and the granting to the Bond Trustee (on behalf of the Secured Creditors) of a security interest in all the Guarantor LP’s right, title and interest in and to all of the personal property and undertaking of the Guarantor LP now owned or hereafter acquired, wherever situate;

“Common Depositary” means the common depositary for one or more Clearing Systems;

“Common Safekeeper” means a common safekeeper for one or more Clearing Systems;

“Collections” means, with respect to any Loan, (a) all funds received after the relevant date in payment of any amounts due under or in respect of such Loan (including, without limitation, all scheduled payments, prepayments, Liquidation Proceeds, finance charges, interest, principal prepayment bonuses, indemnities or penalties and all other charges and all arrears of such amounts), or applied to amounts due under or in respect of such Loan, (b) all cash collections of the Outstanding Principal Balance of such Loan received after the relevant time and all other proceeds of such Loan, (c) all proceeds of insurance policies, if applicable, with respect to the relevant Property to the extent not required by the terms of the relevant policy or the Mortgage Terms to be applied to repair damages for which they compensate, and (d) all such other amounts received in connection with or relation to the relevant Loan, excluding for greater certainty with respect to the Seller, the Purchase Price received in respect of such Loan pursuant to the terms of the Mortgage Sale Agreement;

“Conditions” means, in relation to the Covered Bonds of any Series, the terms and conditions endorsed on or incorporated by reference into or annexed to the Covered Bond or Covered Bonds constituting such Series and in the case of an N Covered Bond includes the provisions of the related N Covered Bond Agreement, such terms and conditions being in or substantially in the form set out in Schedule 1 to the Trust Deed or, in the case of an N Covered Bond, the conditions of such N Covered Bond annexed thereto or in such other form, having regard to the terms of the Covered Bonds of the relevant Series, as may be agreed between the Issuer, the Bond Trustee and the relevant Dealer(s) or the Covered Bondholder, as the case may be, as modified and supplemented (where applicable) by the Final Terms or Pricing Supplement, as the case may be, applicable to the Covered Bonds of the relevant Series, in each case as from time to time modified in accordance with the provisions of the Trust Deed and, in the case of N Covered Bonds, in accordance with the provisions of the N Covered Bond Agreement and the Trust Deed.  In respect of any N Covered Bond, any reference in any Transaction Document to a “Condition” shall be deemed to be, as applicable, a reference to the relevant provision of the N Covered Bond, the N Covered Bond Conditions annexed thereto or the N Covered Bond Agreement relating thereto, if applicable;

“Contractual Currency” means the currency in which the Covered Bonds are denominated or, if different, payable, as specified in the Final Terms;

“Controlled Assets” has the meaning given to it in Section 2.01 of the Security Agreement;

“Controlled Securities Account” has the meaning given to it in Section 1.09 of the Security Agreement;

“Controlled Securities Account Agreement” has the meaning given to it in Section 1.09 of the Security Agreement;

“Corporate Services Agreement” means the corporate services agreement entered into on the Programme Establishment Date by and among the Corporate Services Provider, the Liquidation GP and the Guarantor LP, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Corporate Services Provider” means Computershare Trust Company of Canada, a trust company formed under the laws of Canada, as corporate services provider to the Liquidation GP under the Corporate Services Agreement, together with any successor corporate services provider appointed from time to time;

“Coupon” means an interest coupon appertaining to a Definitive Covered Bond (other than a Zero Coupon Covered Bond), such coupon being:

(a)
if appertaining to a Fixed Rate Covered Bond, in the form or substantially in the form set out in Part 5A of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Covered Bonds of the relevant Series, as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s);

(b)
if appertaining to a Floating Rate Covered Bond or an Index Linked Interest Covered Bond, in the form or substantially in the form set out in Part 5B of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Covered Bonds of the relevant Series, as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s); or

(c)
if appertaining to a Definitive Covered Bond which is neither a Fixed Rate Covered Bond nor a Floating Rate Covered Bond nor an Index Linked Interest Covered Bond, in such form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 12 (Replacement);

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders holders;

“Covered Bond” means a covered bond in bearer, registered or definitive form issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) or the Covered Bondholder, as the case may be, which has such maturity and denomination as may be agreed between the Issuer and the relevant Dealer(s) and issued or to be issued by the Issuer pursuant to the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) or the Covered Bondholder, as the case may be, relating to the Programme, the Agency Agreement and the Trust Deed and which shall, in the case of Covered Bonds issued in bearer form, either (i) initially be represented by, and comprised in, a Temporary Global Covered Bond which may (in accordance with the terms of such Temporary Global Covered Bond) be exchanged for Definitive Covered Bonds or a Permanent Global Covered Bond which Permanent Global Covered Bond may (in accordance with the terms of such Permanent Global Covered Bond) in turn be exchanged for Definitive Covered Bonds or (ii) be represented by, and comprised in, a Permanent Global Covered Bond which may (in accordance with the terms of such Permanent Global Covered Bond) be exchanged for Definitive Covered Bonds (all as indicated in the applicable Final Terms or Pricing Supplement, as the case may be) and includes any replacements or exchanges for a Covered Bond (issued pursuant to Condition 12 (Replacement) and Condition 6.15 (Legislative Exchange) or, in the case of any N Covered Bond, any relevant Conditions relating to replacement or legislative exchange applicable to such N Covered Bond);

“Covered Bondholders” means the several persons who are for the time being holders of outstanding Covered Bonds save that, in respect of the Covered Bonds of any Series, for so long as such Covered Bonds or any part thereof are represented by a Global Covered Bond deposited with a Clearing System or a Common Depositary for any Clearing System, each person who is for the time being shown in the records of such Clearing System (other than where such Clearing System shall be an accountholder for another Clearing System) as the holder of a particular principal amount of the Covered Bonds of such Series shall be deemed to be the holder of such principal amount of such Covered Bonds (and the holder of the relevant Global Covered Bond shall be deemed not to be the holder) for all purposes of the Trust Deed other than with respect to the payment of principal or interest on such principal amount of such Covered Bonds, the rights to which shall be vested, as against the Issuer, the Guarantor and the Bond Trustee, solely in such Common Depositary and for which purpose such Common Depositary shall be deemed to be the holder of such principal amount of such Covered Bonds in accordance with and subject to its terms and the provisions of the Trust Deed and the expressions “Covered Bondholder”, “Holder” and “holder of Covered Bonds” and related expressions shall be construed accordingly;

“Covered Bond Guarantee” has the meaning given to it Clause 7 of the Trust Deed;

“Covered Bond Guarantee Activation Event” means the earlier to occur of (i) an Issuer Event of Default, service of an Issuer Acceleration Notice on the Issuer and service of a Notice to Pay on the Guarantor LP; and (ii) a Guarantor LP Event of Default and service of a Guarantor LP Acceleration Notice on the Issuer and the Guarantor LP (each also referred to as a “Covered Bond Guarantee Activation Event” as the context requires);

“Covered Bond Portfolio” means the portfolio of Loans and their Related Security, acquired by the Guarantor LP pursuant to the terms of the Mortgage Sale Agreement (other than Loans and their Related Security that have been redeemed in full) and each additional New Loan and its Related Security acquired by the Guarantor LP;

“Covered Bond Swap Agreement” means the agreement(s) (including any further replacement agreements) entered into between the Guarantor LP and the Covered Bond Swap Provider(s) in the form of an ISDA Master Agreement, as the same may be amended, varied, supplemented, restated or extended from time to time, including a schedule and confirmations in relation to each Tranche or Series of Covered Bonds;

“Covered Bond Swap Early Termination Event” means a Termination Event or Event of Default (as defined in the Covered Bond Swap Agreement, or the relevant Covered Bond Swap Agreement, as the case may be);

“Covered Bond Swap Provider” means the provider(s) of the Covered Bond Swap under the Covered Bond Swap Agreement;

“Covered Bond Swap Rate” means in relation to a Covered Bond or Tranche or Series of Covered Bonds, the exchange rate relating to such Covered Bond or Series of Covered Bonds specified in the applicable Final Terms;

“Credit Linked Covered Bonds” means Covered Bonds in respect of which payments will be calculated by reference to the creditworthiness of, performance of obligations by or some other factor relating to one or more Reference Entities, as set out in the applicable Final Terms;

“Current Balance” in relation to a Loan at any relevant date, means the aggregate principal balance of the Loan at such date (but avoiding double counting) including the following:

(i)           the Initial Advance;

(ii)          Capitalized Expenses;

(iii)         Capitalized Arrears; and

(iv)        any increase in the principal amount due under that Loan due to any form of Additional Loan Advance,

in each case relating to such Loan less any prepayment, repayment or payment of the foregoing made on or prior to the determination date;

“Custodian” means any custodian with whom the relevant Registered Global Covered Bonds have been deposited;

“Cut-Off Date” means, for the initial Purchase Date under this Agreement, November 2, 2007, and for any subsequent Purchase Date, the second Business Day following the Calculation Date preceding the relevant Purchase Date or (in the case of  a Product Switch or Further Advance) Guarantor LP Payment Date, as the case may be;

“D&T” means Deloitte & Touche LLP;

“Day Count Fraction” has the meaning given to it in Condition 5.09 (Definitions);

“DBRS” means DBRS Limited and includes any successor to its rating business;

“Dealers” means the Global Dealers, the U.S. Dealers, the Canadian Dealers and any other person which the Issuer and the Guarantor may appoint as a Dealer in accordance with the terms of the Dealership Agreement but excluding any person whose appointment has been terminated in accordance with the terms of the Dealership Agreement and, where applicable, notice of such termination has been given to the Issuing and Paying Agent and the Bond Trustee by the Issuer in accordance with the provisions of the Dealership Agreement, and references to a “relevant Dealer” or the “relevant Dealer(s)” mean, in relation to any Tranche or Series of Covered Bonds, the Dealer or Dealers with whom the Issuer has agreed the issue of the Covered Bonds of such Tranche or Series and “Dealer” means any one of them;

“Dealership Agreement” means the Global Dealership Agreement, the Canadian Dealer Agreement, the Underwriting Agreement and such other agreement or agreements, as the case may be, to the extent then in force, under which Covered Bonds may from time to time be agreed to be sold by the Issuer to, and purchased by, Dealers;

“Declaration” means a declaration of limited partnership made under the LP Act and, where the context requires, the registration thereof if and as required under the Business Names Act (Ontario), and includes a Declaration that has been amended;

“Deemed Advance” means an Advance pursuant Section 5.3 of the Intercompany Loan Agreement;

“Deemed Advance Preconditions” has the meaning given to it in Section 5.3 of the Intercompany Loan Agreement;

“Deemed Interest Period” as the meaning given to it in Section 2.6 of the Mortgage Sale Agreement;

“Definitive Covered Bond” means a Covered Bond in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and the trust presents in exchange for either a Temporary Global Covered Bond or part thereof or a Permanent Global Covered Bond (all as indicated in the applicable Final Terms or Pricing Supplement, as the case may be), such Covered Bond in definitive form being in the form or substantially in the form set out in Part III of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Final Terms or Pricing Supplement, as the case may be, and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms or Pricing Supplement, as the case may be, endorsed thereon or attached thereto and (except in the case of a Zero Coupon Covered Bond) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Definitive Regulation S Covered Bond” means a Registered Covered Bond in definitive form issued, or as the case may require, to be issued by the Issuer in accordance with the provisions of the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) or the Covered Bondholder, the Agency Agreement and the Trust Deed, to non-U.S. persons outside the United States in reliance on Regulation S substantially in the form set out in Part B of Part 3 of Schedule 3 of the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and, as applicable, the relevant Dealer(s) or the relevant Covered Bondholder, as the case may be;

“Definitive Rule 144A Covered Bond” means a Registered Covered Bond in definitive form issued, or as the case may require, to be issued by the Issuer in accordance with the provisions of the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) or the Covered Bondholder, the Agency Agreement and the Trust Deed, to QIBs pursuant to Rule 144A substantially in the form set out in Part A of Part 3 of Schedule 3 of the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee, and as applicable, the relevant Dealer(s) or the relevant Covered Bondholder(s);

“Demand Loan” has the meaning given to it in Section 3.2 of the Intercompany Loan Agreement;

“Demand Loan Contingent Amount” means an amount equal to the lesser of: (a) the aggregate amount of the Intercompany Loan then outstanding, minus the aggregate amount of the Guarantee Loan then outstanding (as determined by an Asset Coverage Test run on the relevant repayment date); and (b) 1% of the amount of the Guarantee Loan then outstanding (as determined by an Asset Coverage Test run on the relevant repayment date);

“Demand Loan Repayment Event” has the meaning given to it in Section 7.2 of the Intercompany Loan Agreement;

“Departing Managing GP” has the meaning given to it in Section 11.4 of the Guarantor LP Agreement;

“Designated Maturity” has the meaning given to it the ISDA Definitions;

“Determination Date” has the meaning given to it the applicable Final Terms;

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

“Directors” means the Board of Directors for the time being of the Issuer;

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Covered Bonds, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Drawdown Date” has the meaning given to it in Section 2 of the Intercompany Loan Agreement;

“DTC” means the Depository Trust Company;

“DTC Covered Bonds” means Covered Bonds accepted into DTC’s book-entry settlement system;

“DTCC” means the Depository Trust & Clearing Corporation;

“Dual Currency Covered Bonds” means Covered Bonds in respect of which payments (whether in respect of principal or interest and whether at maturity or otherwise) will be made in such currencies, and based on such rates of exchange, as the Issuer and the relevant Dealer(s) may agree;

“Due for Payment” means the requirement by the Guarantor LP to pay any Guaranteed Amounts following the service of a Notice to Pay on the Guarantor LP,

(i)	prior to the occurrence of a Guarantor LP Event of Default, on:

(a)
the date on which the Scheduled Payment Date in respect of such Guaranteed Amounts is reached, or, if later, the day which is two London Business Days following service of a Notice to Pay on the Guarantor LP in respect of such Guaranteed Amounts or if the applicable Final Terms specified that an Extended Due for Payment Date is applicable to the relevant Series of Covered Bonds, the Interest Payment Date that would have applied if the Final Maturity Date of such Series of Covered Bonds had been the Extended Due for Payment Date (the “Original Due for Payment Date”); and

(b)
in relation to any Guaranteed Amounts in respect of the Final Redemption Amount payable on the Final Maturity Date for a Series of Covered Bonds only, the Extended Due for Payment Date, but only (i) if in respect of the relevant Series of Covered Bonds the Covered Bond Guarantee is subject to an Extended Due for Payment Date pursuant to the terms of the applicable Final Terms and (ii) to the extent that the Guarantor LP has been served a Notice to Pay no later than the date falling one Business Day prior to the Extension Determination Date does not pay Guaranteed Amounts equal to the Final Redemption Amount in respect of such Series of Covered Bonds by the Extension Determination Date because the Guarantor LP has insufficient moneys available under the Guarantee Priority of Payments to pay such Guaranteed Amounts in full on the earlier of (a) the date which falls two London Business Days after service of such Notice to Pay on the Guarantor LP or, if later, the Final Maturity Date  (or, in each case, after the expiry of the grace period set out in Condition 7.01 (a)) or (b) the Extension Determination Date,

or, if, in either case, such day is not a Business Day, the next following Business Day. For the avoidance of doubt, Due for Payment does not refer to any earlier date upon which payment of any Guaranteed Amounts may become due under the guaranteed obligations, by reason of prepayment, acceleration of maturity, mandatory or optional redemption or otherwise save as provided in paragraph (ii) below; or

(ii)	following the occurrence of a Guarantor LP Event of Default, the date on which a Guarantor LP Acceleration Notice is served on the Issuer and the Guarantor LP;

“Earliest Maturing Covered Bonds” means, at any time, the Series of the Covered Bonds (other than any Series which is fully collateralized by amounts standing to the credit of the Guarantor LP in the Guarantor LP Accounts and/or Authorized Investments or a combination) that has or have the earliest Final Maturity Date as specified in the applicable Final Terms (ignoring any acceleration of amounts due under the Covered Bonds prior to the occurrence of a Guarantor LP Event of Default);

“Early Redemption Amount” has the meaning given to it the relevant Final Terms;

“Eligibility Criteria” means the eligibility criteria listed in Schedule 1 of the Mortgage Sale Agreement;

“Eligible Loan” means a Loan which at the time of determination satisfies each of the Eligibility Criteria;

“Enforcement Procedures” means the procedures for the enforcement of Mortgages from time to time in accordance with the relevant Seller's Policy;

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition, or (vi) any security entitlement in respect of any Equity Interest described in the definition;

“Equity Linked Covered Bonds” means Covered Bonds in respect of which payments will be calculated by reference to the price, value, performance or some other factor relating to one or more Reference Assets, as set out in the applicable Final Terms;

“EU” means the European Union;

“EURIBOR” or “EUROLIBOR” means Euro-zone inter-bank offered rate;

“Euroclear” means Euroclear Bank S.A/N.V.;

“Eurobond Basis” has the meaning given in Condition 5.09 (Definitions);

“Eurodollar Convention” means that each such date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the Final Terms after the calendar month in which the preceding such date occurred, provided that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred;

“European Economic Area” or “EEA” means the Member States of the EU together with Iceland, Norway and Liechtenstein;

“Euro-zone” means the region comprised of those member states of the European Union participating in the European Monetary Union from time to time;

“Excess Proceeds” has the meaning given to it in Section 11.2 of the Trust Deed;

“Exchange Agent” means Royal Bank of Canada, acting through its offices at 71 Queen Victoria Street, London EC4V 4DE in its capacity as exchange agent (which expression shall include any successor exchange agent);

“Exchange Date” has the meaning specified in the relevant Final Terms and/or the Permanent Global Covered Bond, as applicable;

“Exchange Event” means that: (i) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or (ii) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Bearer Covered Bonds represented by the Permanent Global Covered Bond in definitive form, as the same may be amended, replaced or revised in the Final Terms and/or the Permanent Global Covered Bond;

“Excluded Holder” means a Holder of a Covered Bond of this Series or Coupon relating thereto who is subject to taxes by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of a Covered Bond of this Series or Coupon as a non-resident of such Relevant Jurisdiction;

“Excluded Scheduled Interest Amounts” has the meaning given to it the definition of “Scheduled Interest”;

“Excluded Scheduled Principal Amounts” has the meaning given to it the definition of “Scheduled Principal”;

“Excluded Swap Termination Amount” means, in relation to a Swap Agreement, an amount equal to the amount of any termination payment due and payable (a) to the relevant Swap Provider as a result of a Swap Provider Default with respect to such Swap Provider or (b) to the relevant Swap Provider following a Swap Provider Downgrade Event with respect to such Swap Provider;

“Existing Covered Bonds” means the Covered Bonds of all Series then outstanding and any Covered Bond then outstanding is an “Existing Covered Bond”;

“Extended Due for Payment Date” has the meaning given to it in Condition 6.01 (Redemption at Maturity);

“Extension Determination Date” has the meaning given to it in Condition 6.01 (Redemption at Maturity);

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 4 to the Trust Deed;

“Fair Market Value” means in respect of a Loan and its Related Security shall mean the fair market value in respect of such Loan and its Related Security at the relevant time, being the price expressed in terms of money or monies’ worth, a willing, prudent and informed buyer would pay in an open and unrestricted market to a willing, prudent and informed seller, each acting at arms’ length, where neither party is under any compulsion to enter into the transaction, as part of the acquisition of all of the Loans and their Related Security being purchased or sold at the relevant time;

“Final Exchange Amount” means the aggregate amount payable by the Guarantor LP in respect of the relevant Series of Covered Bonds on the relevant Original Due for Payment Date, the relevant Extended Due for Payment Date or the relevant Redemption Date, as applicable;

“Final Maturity Date” means the Interest Payment Date on which each Series of Covered Bonds will be redeemed at their Principal Amount Outstanding in accordance with the Conditions;

“Final Purchase Date” means the final date on which a purchase and sale of Loans and their Related Security is completed pursuant to the terms of the Mortgage Sale Agreement;

“Final Redemption Amount” has the meaning given to it the relevant Final Terms;

“Final Terms” means the final terms, or in the case of U.S. Registered Covered Bonds the prospectus supplement, relating to each Tranche (or, in the case of a Series of N Covered Bonds, such Series) of Covered Bonds giving details of that Tranche (which with respect to Covered Bonds to be admitted to the Official List and admitted to trading by the London Stock Exchange, will be delivered to the UK Listing Authority and the London Stock Exchange on or before the date of issue of the applicable Tranche of Covered Bonds) and in the case of any N Covered Bond means the Conditions applicable thereto and, in relation to any particular Tranche of Covered Bonds (or, in the case of a Series of N Covered Bonds, such Series), “applicable Final terms” means the Final Terms applicable to that Tranche (or Series, as the case may be) and, unless the context requires otherwise, any reference to Final Terms or applicable Final Terms shall include a reference to Pricing Supplement and applicable Pricing Supplement, respectively, and to Stand-Alone Prospectus and applicable Stand-Alone Prospectus, respectively, as applicable;

“Financing Statements” means all financing statements, financing change statements, assignments and other documents necessary or desirable under any applicable PPSA to fully perfect, preserve, maintain, and protect the interest of the Guarantor LP in the Purchased Loans under the Mortgage Sale Agreement;

“Financial Centre” means the financial centre or centres specified in the applicable Final Terms;

“First Issue Date” means the date on which the Issuer issues a Series of Covered Bonds for the first time pursuant to the Programme;

“Fiscal Year” means a fiscal year of the Partnership, currently being the calendar year;

“Fitch” means Fitch, Inc. and includes any successor to its rating business;

“Fixed Amount Payer” has the meaning given to it the ISDA Definitions;

“Fixed Amounts” has the meaning specified in the applicable Final Terms;

“Fixed Coupon Amount” has the meaning specified in the applicable Final Terms;

“Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date;

“Fixed Rate Covered Bonds” means Covered Bonds paying a fixed rate of interest on such date or dates as may be agreed between the Issuer and the relevant Dealer(s) and on redemption calculated on the basis of such Day Count Fraction as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms or Pricing Supplement, as the case may be);

“Floating Rate” has the meaning given to it the ISDA Definitions;

“Floating Rate Convention” has the meaning specified in the applicable Final Terms;

“Floating Rate Covered Bonds” means Covered Bonds which bear interest at a rate determined (as indicated in the applicable Final Terms or Pricing Supplement, as the case may be):

(a)
on the same basis as the floating rate under a notional schedule and confirmations for each Tranche and/or Series of Covered Bonds in the relevant Specified Currency governed by the Interest Rate Swap Agreement incorporating the ISDA Definitions; or

(b)	on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c)	on such other basis as may be agreed between the Issuer and the relevant Dealer(s), as set out in the applicable Final Terms;

“Fixed Rate Loans” means those Loans to the extent that and for such time that the interest rate payable by the Borrower on all or part of the Outstanding Principal Balance does not vary and is fixed for a certain period of time by the Seller;

“Floating Rate Option” has the meaning given to it the ISDA Definitions;

“Following Business Day Convention” has the meaning specified in the applicable Final Terms;

“FRN Convention” or “Eurodollar Convention” “Business Day Convention” has the meaning specified in Condition 5.09 (Definitions);

“FSA” means the Financial Services Authority;

“FSMA” means Financial Services and Markets Act 2000 and “FSMA 2000” has the same meaning;

“Further Advance” means, in relation to a Loan, any advance of further money to the relevant Borrower following the making of the Initial Advance, which is secured by the same Mortgage as the Initial Advance, excluding the amount of any retention in respect of the Initial Advance;

“GAAP” means Canadian generally accepted accounting principles from time to time;

“GIC Account” or “GDA Account” means the account in the name of the Guarantor LP (branch number 00002, account number 00002-003:106-662-0) held with the Account Bank and maintained subject to the terms of this Agreement, the Bank Account Agreement and the Security Agreement and includes such additional or replacement account(s) as may be for the time being be put in place for the Guarantor LP with the prior consent of the Bond Trustee and designated as such (including the Standby GIC Account);

“GIC Account Mandate” or “GDA Account Mandate” means the bank account mandate between the Guarantor LP and the Account Bank relating to the operation of the GIC Account;

“GIC Balance” or “GDA Balance” means, on any day the amount standing to the credit of the GIC Account as at the opening of business on such day;

“GIC Provider” or “GDA Provider” means Royal Bank, in its capacity as GIC provider under the Guaranteed Investment Contract together with any successor GIC provider appointed from time to time and, upon shall if applicable and unless the context requires otherwise, the Stand-by GIC Provider;

“GIC Rate” or “GDA Rate” means the variable rate of interest accruing on the balance standing to the credit of the GIC Account being a variable rate at a minimum of 0.10% below the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the Reuters Screen as of 10:00 a.m. (Toronto Time) on the date of determination, as reported by the GIC Provider (and if such screen is not available, any successor or similar service as may be selected by the GIC Provider) (calculated on the basis of the actual number of days elapsed and a 365 day year) or such greater amount as the Guarantor LP (or the Cash Manager on its behalf) and the GIC Provider may agree from time to time. For greater certainty, any change in the GIC Rate agreed to by the Guarantor LP (or the Cash Manager on its behalf) and the GIC Provider in accordance with the foregoing shall not constitute an amendment to, or a modification or variation of, the Guaranteed Investment Contract;

“Global Covered Bond” means a Bearer Global Covered Bond, and/or a Registered Global Covered Bond, as the context may require;

“Global Dealers” means the Dealers appointed as such pursuant to the terms of the Global Dealership Agreement;

“Global Dealership Agreement” means the amended and restated dealership agreement initially dated as of October 25, 2007 and most recently amended and restated on April 6, 2011, made between Royal Bank of Canada Europe Limited, RBC Capital Markets Corporation, Barclays Bank PLC, BNP Paribas, London Branch and Commerzbank Aktiengesellschaft London Branch, as dealers, and the Issuer and the Guarantor LP, as the same may be amended, supplemented or replaced from time to time;

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether provincial, territorial, state, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies, the Superintendent or other comparable authority or agency;

“GST/HST”, “GST” or “HST” means goods and services tax or harmonized sales tax payable under Part IX of the Excise Tax Act (Canada);

“Guarantee” means the Covered Bond Guarantee;

“Guarantee Fee” means the amount payable by the Issuer to the Guarantor LP on or before each Guarantor LP Payment Date pursuant to the terms of the Trust Deed, which amount shall be determined by applying the Guarantee Fee Rate to the aggregate Outstanding Principal Amount of Covered Bonds on each Guarantor LP Calculation Date, multiplying the result of that calculation by the actual number of days in the Guarantor LP Calculation Period ending on such Guarantor LP Calculation Date divided by 365 days and rounding the resultant figure to the nearest penny (half a penny being rounded upwards);

“Guarantee Fee Rate” means 0.025%;

“Guaranteed Amounts” means prior to the service of a Guarantor LP Acceleration Notice, with respect to any Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, the sum of Scheduled Interest and Scheduled Principal, in each case, payable on that Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, or after service of a Guarantor LP Acceleration Notice, an amount equal to the relevant Early Redemption Amount as specified in the Conditions plus all accrued and unpaid interest and all other amounts due and payable in respect of the Covered Bonds, including all Excluded Scheduled Interest Amounts, all Excluded Scheduled Principal Amounts (whenever the same arose) and all amounts payable by the Guarantor LP under the Trust Deed;

“Guaranteed Deposit Account Contract” means the Guaranteed Investment Contract;

“Guaranteed Investment Contract” means the guaranteed investment contract by and among the Guarantor LP, the GIC Provider, the Bond Trustee and the Cash Manager dated the Programme Establishment Date and, if applicable, unless the context requires otherwise, shall include the Stand-by Guaranteed Investment Account;

“Guarantee Loan” has the meaning given to it Section 3.2 of the Intercompany Loan Agreement;

“Guarantee Priority of Payments” has the meaning given to it in Section 6.4 of the Guarantor LP Agreement;

“Guarantor LP” means RBC Covered Bond Guarantor Limited Partnership;

“Guarantor LP Acceleration Notice” has the meaning given to it in Condition 7.02 (Guarantor LP Events of Default);

“Guarantor LP Accounts” means the GIC Account, the Transaction Account (to the extent maintained) and any additional or replacement accounts opened in the name of the Guarantor LP, including, if applicable, the Standby GIC Account and the Standby Transaction Account and each individually a “Guarantor LP Account”;

“Guarantor LP Agreement” means the amended and restated limited partnership agreement in respect of the Guarantor LP entered into on the Programme Establishment Date and most recently amended and restated on March 16, 2010,  between the Managing GP, the Liquidation GP and the Bank and any other Parties who accede thereto in accordance with its terms, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Guarantor LP Auditor” means such firm of chartered accountants of recognized standing as may at any time be appointed by the Managing GP to act as Guarantor LP Auditor of the Partnership in accordance with the terms of the Guarantor LP Agreement;

“Guarantor LP Calculation Date” means the fifteenth day of each month (or if such day is not a Business Day, the immediately preceding Business Day);

“Guarantor LP Calculation Period” means each period from, but excluding, the last Business Day of each month to, and including, the last Business Day of the next succeeding month, provided that (i) the first Guarantor LP Calculation Period begins on, and includes, the Programme Establishment Date and (ii) the final Guarantor LP Calculation Period shall end on, but exclude, the Termination Date;

“Guarantor LP Event of Default” has the meaning given to it in Condition 7.02 (Guarantor LP Events of Default);

“Guarantor LP Expenses” means the costs and expenses of the Guarantor LP incurred in connection with or relating to the performance of its obligations under the Transaction Documents;

“Guarantor LP Obligation Shortfall Test” has the meaning given to it in Section 4.3 of the Servicing Agreement;

“Guarantor LP Payment Date” means the 17th day of each month or if not a Business Day in Toronto, Ontario the next following Business Day in Toronto, Ontario;

“Guarantor LP Payment Period” means the period from and including a Guarantor LP Payment Date to but excluding the next following Guarantor LP Payment Date;

“Guarantor LP Variable Rate” means the variable or discretionary reference rate(s) of interest or margin(s) set from time to time by or on behalf of the Guarantor LP for those Variable Rate Loans in the Covered Bond Portfolio (to the extent that the Guarantor LP has the authority to determine such rates and margins in accordance with the Mortgage Terms) which rate(s) and margin(s) will generally be determined from time to time by the Servicer in accordance with Article 4 of the Servicing Agreement, except in the limited circumstances set out therein;

“Holders of the Covered Bonds” has the meaning given to it in the definition of “Covered Bondholders” above;

“IAS” means International Accounting Standards;

“IFRS” means International Financial Reporting Standards;

“Income Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.), c. 1 and the regulations thereunder;

“Indemnified Amounts” has the meaning given to it in Section 6.1 of the Mortgage Sale Agreement;

“Indemnified Party” has the meaning given to it in Section 6.1 of the Mortgage Sale Agreement;

“Index Linked Covered Bonds” means Index Linked Redemption Covered Bonds and Index Linked Interest Covered Bonds, as applicable;

“Index Linked Interest Covered Bonds” means Covered Bonds in respect of which payments of interest will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms or Pricing Supplement, as the case may be);

“Index Linked Redemption Covered Bonds” means Covered Bonds in respect of which payments of principal will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms or Pricing Supplement, as the case may be);

“Initial Advance” means, in respect of any Loan, the original principal amount advanced by the Seller to the relevant Borrower;

“Initial Advance Commitment” has the  meaning given to it in the second recital to the Intercompany Loan Agreement;

“Insolvency Event” means, in respect of the Seller, the Servicer or the Cash Manager:

(a)	an order is made or an effective resolution passed for the winding up of the relevant entity; or

(b)
the relevant entity stops or threatens to stop payment to its creditors generally or the relevant entity ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(c)
an encumbrancer takes possession or a receiver, administrator, administrative receiver or other similar officer is appointed to the whole or any material part of the undertaking, property and assets of the relevant entity or a distress, diligence or execution is levied or enforced upon or sued out against the whole or any material part of the chattels or property of the relevant entity and, in the case of any of the foregoing events, is not discharged within 30 days; or

(d)	the relevant entity is unable to pay its debts as they fall due,

other than where the Seller, Servicer or the Cash Manager is the Issuer;

“Instalment Amount” has the meaning given to it in Condition 1.07 (Bearer Covered Bonds);

“Instalment Covered Bonds” means Covered Bonds which will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms;

“Instalment Dates” has the meaning given to it the applicable Final Terms;

“Intellectual Property” includes all security interests, goodwill, choses in action and other contractual benefits and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property;

“Intercompany Loan” has the meaning given to it in Section 2 of the Intercompany Loan Agreement;

“Intercompany Loan Agreement” means the loan agreement entered into on the Programme Establishment Date and amended and restated on April 6, 2011, by and among the Issuer, as Issuer and as Cash Manager and the Guarantor LP, as the same may be amended, varied, supplemented, restated, and has been and may be extended, from time to time;

“Intercompany Loan Interest Amount” has the meaning given to it in Section 6.2 of the Intercompany Loan Agreement;

“Intercompany Loan Ledger” means the ledger of such name maintained by the Cash Manager pursuant to and in accordance with the terms of the Cash Management Agreement;

“Interest Accrual Period” means the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date;

“Interest Amount” means the amount of interest payable on the Floating Rate Covered Bonds or Index Linked Interest Covered Bonds in respect of each Specified Denomination for the relevant Interest Period (as indicated in the applicable Final Terms or Pricing Supplement, as the case may be);

“Interest Basis” has the meaning given to it the applicable Final Terms;

“Interest Commencement Date” has the meaning given to it in Condition 5.09 (Definitions);

“Interest Determination Date” has the meaning given to it in Condition 5.09 (Definitions);

“Interest Payment Date” has the meaning given to it in Condition 5.09 (Definitions);

“Interest Period” has the meaning given to it in Condition 5.09 (Definitions);

“Initial Purchase Price” means the amount to be paid by the Guarantor LP to the Seller in consideration of the sale by the Seller of the Initial Covered Bond Portfolio to the Guarantor LP;

“Interest Rate Swap Agreement” means the agreement(s) (including any further replacement agreements) entered into between the Guarantor LP and the Interest Rate Swap Provider(s) in the form of an ISDA Master Agreement, as the same may be amended, varied, supplemented, restated or extended from time to time, including a schedule and confirmations in relation to each Tranche or Series of Covered Bonds;

“Interest Rate Swap Early Termination Event” means a Termination Event or an Event of Default (each as defined in the Interest Rate Swap Agreement, or the relevant Interest Rate Swap Agreement, as applicable);

“Interest Rate Swap Provider” means the provider(s) of the Interest Rate Swap under the Interest Rate Swap Agreement;

“Inverse Floating Rate Covered Bonds” means a Covered Bond that has an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR;

“Investor Reports” means the monthly report made available to the Bond Trustee and the Rating Agencies and as otherwise specified in the applicable Final Terms, detailing, inter alia, that the Asset Coverage Test is met;

“ISDA” means International Swaps and Derivatives Association, Inc.;

“ISDA Definitions” means the 2006 ISDA Definitions (as amended, supplemented and updated as at the date of issue of the first Tranche of the Covered Bonds of the relevant Series (as specified in the Final Terms) as published by the International Swaps and Derivatives Association, Inc.) unless otherwise specified in the applicable Final Terms;

“ISDA Determination” has the meaning specified in the applicable Final Terms;

“ISDA Master Agreement” means the 1992 ISDA Master Agreement (Multicurrency Cross Border), as published by ISDA, as the same may be amended, varied, supplemented, restated or extended from time to time;

“ISDA Rate” has the meaning given to it in Condition 5.04 (ISDA Rate Determination);

“Issue Date” means each date on which the Issuer issues Covered Bonds to purchasers of the Covered Bonds and in accordance with the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) being, in the case of any Definitive Covered Bond represented initially by a Global Covered Bond, the same date as the date of issue of the Global Covered Bond which initially represented such Covered Bond;

“Issue Price” has the meaning specified in the applicable Final Terms;

“Issuer” means Royal Bank of Canada;

“Issuer Acceleration Notice” has the meaning given to it Condition 7.01 (Issuer Events of Default);

“Issuer Event of Default” has the meaning given to it Condition 7.01 (Issuer Events of Default);

“Issuer-ICSDs Agreement” means the agreement between the Issuer and Euroclear and Clearstream dated April 6, 2011, in respect of securities to be issued under the Programme;

“Issuing and Paying Agent” means the Bank or, if applicable, any successor issuing and paying agent in relation to all or any Tranche or Series of the Covered Bonds;

“Latest Valuation” means, in relation to any Property, the value given to that Property by the most recent valuation addressed to the Seller or obtained from an independently maintained valuation model, acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;

“Ledger” means each of the Revenue Ledger, the Principal Ledger, the Reserve Ledger and the Capital Account Ledgers, the Intercompany Loan Ledger and the Payment Ledger maintained by the Cash Manager in accordance with the terms of the Cash Management Agreement;

“Legended Covered Bonds” means Registered Covered Bonds (whether in definitive form or represented by a Registered Global Covered Bond) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

“Legislative Exchange” has the meaning given to it in Condition 6.15 (Legislative Exchange);

“Lending Criteria” means the lending criteria of the Seller from time to time, or such other criteria as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, decree, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any GST or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“LIBOR” means London inter-bank offered rate;

“Line of Credit” means a type of Loan product that typically incorporates features that give the relevant Borrower options to, among other things, make further drawings on the Loan account;

“Line of Credit Drawing” means any further drawing of monies made by a Borrower under a Line of Credit other than an Initial Advance;

“Limited Partner” means initially the Bank and thereafter those persons who from time to time are limited partners of the Partnership having been admitted as limited partners pursuant to the terms of the Guarantor LP Agreement;

“Liquidation GP” means 6848320 Canada Inc., any of its successors and any successor liquidation general partner appointed in accordance with the Guarantor LP Agreement;

“Liquidation Proceeds” means, with respect to any Loan and its Related Security, the moneys collected in respect thereof from, (i) insurance proceeds or payments under credit or mortgage insurance policies or guarantees to which the Seller or the Guarantor LP, as the case may be, is entitled, (ii) proceeds from the sale of such Loan or its Related Security or received from any Person directly or indirectly liable for the payment of such Loan, (iii) any amount received in respect of such Loan resulting from expropriation proceedings relating to the Property subject thereto, in each case, net of (x) to the extent paid by the expropriating authority for such purposes, the sum of any amounts expended by the Original Seller or the Guarantor LP, as the case may be, in connection with recovering such proceeds or amounts including, without limitation, legal fees and disbursements, appraisal costs, survey costs, taxes, commissions, utilities, repairs, and other consultant costs, and (y) any amounts required to be remitted to the Borrower on such Loan by law or pursuant to the terms of such Loan; and (iv) the realization upon any deficiency judgment obtained against the Borrower or any guarantor or indemnitor;

“Listing Particulars” means, with regard to the issue of Covered Bonds to be listed, quoted and/or traded on or by a Stock Exchange, any listing particulars (including supplementary listing particulars) approved under the Listing Rules by the relevant authority:

(a)           in accordance with the provisions of section 75 of the FSMA (including any supplementary listing particulars published in accordance with the Programme Agreement or otherwise) in the case of Covered Bonds which are, or are to be, listed on the London Stock Exchange; and/or

(b)           in accordance with their equivalent in the case of Covered Bonds which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange;

“Listing Rules” means:

(a)           in the case of Covered Bonds which are, or are to be, listed on the London Stock Exchange, the Part 6 rules (including the listing rules) made by the UK Listing Authority (or such other body to which its functions have been transferred in accordance with Section 73 of the FSMA) in accordance with Section 73A of the FSMA and the London Stock Exchange’s Admission and Disclosure Standards; and

(b)           in the case of Covered Bonds which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange or other relevant authority;

“Loan” means any mortgage loan, including Canadian first lien residential mortgages and home equity lines of credit, including Lines of Credit, sold and or otherwise assigned by the Seller to the Guarantor LP from time to time under the terms of the Mortgage Sale Agreement or the Guarantor LP Agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all Additional Loan Advances) due or owing with respect to that mortgage loan under the relevant Mortgage Conditions by a Borrower on the security of a Mortgage from time to time outstanding, or, as the context may require, the Borrower’s obligations in respect of the same but excludes any mortgage loan which is repurchased by the Seller or otherwise sold by the Guarantor LP and no longer beneficially owned by it;

“Loan and Related Security Files” The file or files relating to each Loan and its Related Security (including files kept in microfiche format or similar electronic data retrieval system or the substance of which is transcribed and held on an electronic data retrieval system) containing, among other things, the original fully executed copy of the document(s) evidencing the Loan and its Related Security, including the relevant loan agreement (together with the promissory note, if any, evidencing such Loan or, if applicable, a guarantor of the Borrower), and, if applicable, evidence of the registration thereof or filing of financing statements under the PPSA, and the mortgage documentation, Mortgage Deed and other Related Security documents in respect thereof and evidence of paper or electronic registration from the applicable land registry office, land titles office or similar place of public record in which the related Mortgage is registered together with a copy or other evidence, if applicable, of any applicable insurance policies in respect thereof to which the Seller or the Guarantor LP, as the case may be, is entitled to any benefit, a copy of the policy of title insurance or opinion of counsel regarding title, priority of the Mortgage or other usual matters, in each case, if any, and any and all other documents (including all electronic documents) kept on file by or on behalf of the Seller relating to such Loan;

“Loan Offer Notice” has the meaning given to it in Section 8.1 of the Mortgage Sale Agreement;

“Loan Offer Repurchase Notice” has the meaning given to it in Section 8.2 of the Mortgage Sale Agreement;

“Loan Repurchase Notice” has the meaning given to it in Section 2.3 of the Mortgage Sale Agreement;

“London Branch” means the Bank’s branch located at 71 Queen Victoria Street, London EC4V 4DE;

“London Stock Exchange” means London Stock Exchange plc;

“LP Act” means the Limited Partnerships Act (Ontario) as the same may be amended from time to time;

“LTV Adjusted True Balance” has the meaning given to it in Schedule 2 of the Guarantor LP Agreement;

“Managing GP” means RBC Covered Bond GP Inc. as managing general partner of the Partnership, any successor managing general partner of the Partnership appointed in accordance with the terms of the Guarantor LP Agreement, including without limitation the Liquidation GP if and while appointed as Managing GP in accordance with Article 11 (Removal and Resignation of the Managing GP and the Liquidation GP), and any successor or assign of any of them as the context requires;

“Managing GP Default” has the meaning given to such term in Section 9.2 of the Guarantor LP Agreement;

“Mandate” or “Mandates” means the Transaction Account Mandate and/or the GIC Account Mandate and/or the mandates relating to any other Guarantor LP Accounts, as the case may be;

“Markets in Financial Instruments Directive” means the Markets in Financial Instruments Directive 2004/39/EC;

“Master Definitions and Construction Agreement” means this Agreement, first entered into on the Programme Establishment Date, as most recently amended and restated as of the date first noted above, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Material Adverse Event” means, with respect to any Person, an effect that is materially adverse to the ability of such Person to perform its obligations under the relevant Transaction Document(s);

“Maximum Redemption Amount” has the meaning specified in the applicable Final Terms;

“Minimum and\or Maximum Interest Rate” has the meaning specified in the applicable Final Terms;

“Minimum Redemption Amount” has the meaning specified in the applicable Final Terms;

“Modified Following Business Day Convention” or “Modified Business Day Convention” has the meaning specified in Condition 5.09 (Definitions);

“Monthly Asset Coverage Report” means the report substantially in the form set out in Schedule 3 to the Cash Management Agreement;

“Monthly Payment” means the amount which the relevant Mortgage Terms require a Borrower to pay on each Monthly Payment Date in respect of that Borrower’s Loan;

“Monthly Payment Date” means in relation to a Loan, the date in each month on which the relevant Borrower is required to make a payment of interest and, if applicable, principal for that Loan, as required by the applicable Mortgage Conditions;

“Moody’s” means Moody’s Investors Service Limited and includes any successor to its rating business;

“Mortgage” means, in respect of any Loan each first fixed charge by way of legal mortgage sold, transferred and assigned by the Seller to the Guarantor LP pursuant to the Mortgage Sale Agreement or the Guarantor LP Agreement which secures the repayment of the relevant Loan including the Mortgage Conditions applicable to it and “Mortgages” means more than one Mortgage;

“Mortgage Conditions” means, all the terms and conditions applicable to a Loan, including without limitation those set out in the Seller’s relevant mortgage conditions booklet and the Seller’s relevant general conditions, each as varied from time to time by the relevant Loan agreement between the lender under the Loan and the Borrower, as the same may be amended from time to time, and the relevant Mortgage Deed;

“Mortgage Deed” means, in respect of any Mortgage, the deed creating that Mortgage;

“Mortgage Sale Agreement” means, the mortgage sale agreement entered into on the Programme Establishment Date by and among the Seller, the Guarantor LP and the Bond Trustee, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Mortgage Terms” means the terms of the applicable Mortgage;

“N Covered Bond” means a Registered Covered Bond in definitive form made out in the name of a specified Covered Bondholder issued, or as the case may require, to be issued by the Issuer in accordance with the provisions of any agreement between the Issuer and the Covered Bondholder, the Agency Agreement and the Trust Deed, in the form of a German "Namensschuldverschreibung", substantially in the form set out in Part A of Part 4 of Schedule 3 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Covered Bondholder, and having the N Covered Bond Conditions annexed thereto and subject to the provisions of the N Covered Bond Agreement relating thereto;

“N Covered Bond Agreement” means, in respect of any Series of N Covered Bonds, an agreement to be completed between the Issuer and the relevant Covered Bondholder of the N Covered Bond substantially in the form set out in Part B of Part 4 of Schedule 3 to the Trust Deed, with such modifications (if any) as may be agreed to between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Covered Bondholder, as the same may be amended, varied, supplemented, restated or extended from time to time;

"N Covered Bond Assignment Agreement" means the assignment agreement attached to each N Covered Bond, substantially in the form set out in Part A of Part 4 of Schedule 3 to the Trust Deed;

"N Covered Bond Conditions" means the terms and conditions of each N Covered Bond attached thereto;

"N Covered Bondholder" means the registered holder of an N Covered Bond;

“Negative Carry Factor” has the meaning given to it in Schedule 2 of the Guarantor LP Agreement;

“Negotiable Collateral” means the Guarantor LP’s Collateral consisting of chattel paper, instruments, securities, investment property or negotiable documents of title;

“Net Income” or “Net Loss” means, respectively, the net income or net loss of the Partnership as determined in accordance with GAAP;

“New Company” has the meaning given to it in Clause 20.3 of the Trust Deed;

“New Covered Bonds” has the meaning given to it in Condition 6.15 (Legislative Exchange);

“New Entity” has the meaning given to it in Clause 20.5 of the Trust Deed;

“New Loan” means Loans, other than the Loans comprised in the Covered Bond Portfolio, which the Seller may assign or transfer to the Guarantor LP pursuant to the Mortgage Sale Agreement and “New Loans” means more than one New Loan;

“New Loan Type” means a new type of mortgage loan originated or acquired by the Seller, which the Seller intends to transfer to the Guarantor LP, the terms and conditions of which are materially different (in the opinion of the Seller, acting reasonably) from the Loans. For the avoidance of doubt, a mortgage loan will not constitute a New Loan Type if it differs from the Loans due to it having different interest rates and/ or interest periods and/or time periods for which it is subject to a fixed rate, capped rate, tracker rate or any other interest rate or the benefit of any discounts, cash-backs and/or rate guarantees;

“New Managing GP” has the meaning given to it in Section 11.4 of the Guarantor LP Agreement;

“New Secured Creditor” means any Person which becomes a Secured Creditor pursuant to and in accordance with the Security Agreement;

“New Seller” means any person that accedes to the relevant Transaction Documents and sells Loans or New Loans and their respective Related Security to the Guarantor LP in the future;

“NGCB” means new global Covered Bond;

“Nominated Persons” or “Nominated Person” has the meaning given to it in Section 3.4 of the Asset Monitor Agreement;

“Non-Performing Loan” means any Loan in the Covered Bond Portfolio which is more than three months in arrears;

“Non-Performing Loans Notice” means a notice from the Cash Manager to the Seller identifying one or more Non-Performing Loans;

“Non-resident” means a non-resident of Canada as such term is defined in the Income Tax Act;

“Non-resident Holder” means a person who, at all relevant times, is not resident and is not deemed to be resident in Canada and who does not use or hold and is not deemed to use or hold Covered Bonds in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere;

“Notice to Pay” means, in respect of the Guarantor LP, a notice duly given to it accordance with Condition 7.02 of Schedule 1 to the Trust Deed and in the form or substantially in the form set out in Schedule 3 to the Trust Deed;

“NSS” means the New Safekeeping Structure;

“Obligations” has the meaning given to it in Section 1.05 of the Security Agreement;

“Offer Period” has the meaning specified in the applicable Final Terms;

“Official List” means the official list maintained by the UK Listing Authority in accordance with Part 6 of the FSMA;

“Optional Loan Repurchase Price” has the meaning given to it in Section 2.4 of the Mortgage Sale Agreement;

“Optional Redemption Amount” has the meaning specified in the applicable Final Terms;

“Optional Redemption Date” has the meaning specified in the applicable Final Terms;

“Original Due for Payment Date” has the meaning given to it paragraph (i)(a) of the definition of “Due for Payment”;

“Original Seller” means the Bank;

“Original Servicer” means the Bank;

“OSFI” means the Office of the Superintendent of Financial Institutions;

“Outstanding” or “outstanding” means, in relation to the Covered Bonds of all or any Series, all the Covered Bonds of such Series issued other than:

(a)           those Covered Bonds which have been redeemed pursuant to the Trust Deed;

(b)           those Covered Bonds in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Bond Trustee or to the Issuing and Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Covered Bondholders in accordance with Condition 14 (Notices)) and remain available for payment against presentation of the relevant Covered Bonds and/or Receipts and/or Coupons;

(c)           those Covered Bonds which have been purchased and cancelled in accordance with Conditions 6.08 (Cancellation of Redeemed and Purchased Covered Bonds);

(d)           those Covered Bonds which have become void or in respect of which claims have become prescribed, in each case under Condition 10 (Prescription);

(e)           those mutilated or defaced Covered Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12 (Replacement);

(f)           (for the purpose only of ascertaining the Principal Amount Outstanding of the Covered Bonds outstanding and without prejudice to the status for any other purpose of the relevant Covered Bonds) those Covered Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12 (Replacement); and

(g)           any Global Covered Bond to the extent that it shall have been exchanged for Definitive Covered Bonds or another Global Covered Bond pursuant to its provisions, the provisions of the Trust Deed and the Agency Agreement; and

PROVIDED THAT for each of the following purposes, namely:

(i)           the right to attend and vote at any meeting of the holders of the Covered Bonds of any Series;

(ii)           the determination of how many and which Covered Bonds of any Series are for the time being outstanding for the purposes of Clauses 10.1 and 10.2 of the Trust Deed, Condition 7 (Events of Default) and 13 (Meetings of Holders of the Covered Bonds, Modification and Waiver) and paragraphs 2, 5, 6 and 9 of Schedule 4 to the Trust Deed;

(iii)           any discretion, power or authority (whether contained in the Trust Deed or vested by operation of law) which the Bond Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Covered Bonds of any Series; and

(iv)           the determination by the Bond Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series, those Covered Bonds of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer or the Guarantor, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Outstanding Principal Amount” as the meaning given to it in Condition 5.09 (Definitions);

“Outstanding Principal Balance” means in respect of any relevant Loan or Loans the Current Balance of such Loan or the aggregate Current Balance of such Loans, as the case may be;

“Partial Covered Bond Portfolio” means part of the, or any, Covered Bond Portfolio, as the context requires;

“Partner” means each of the Managing GP, the Liquidation GP and the Limited Partner and any other limited partner or general partner who may at the relevant time be a partner of the Partnership and “Partners” means any two or more of them;

“Partnership” means the RBC Covered Bond Guarantor Limited Partnership;

“Paying Agents” means, in relation to all or any Tranche or Series of the Covered Bonds, the several institutions (including, where the context permits, the Issuing and Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Covered Bonds by the Issuer and the Guarantor LP pursuant to the Agency Agreement and/or, if applicable, any successor paying agents at their respective specified offices in relation to all or any Tranche or Series of the Covered Bonds;

“Payment Day” means (a) a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in (1) in the case of Covered Bonds in definitive form only, the place of presentation of the relevant Covered Bond or, as the case may be, Coupon and (2) each Financial Centre specified in the applicable Final Terms; and (b) either (1) in the case of any currency other than euro, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation and any Financial Centre(s) specified in the Final Terms) and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland respectively or (2) in the case of payment in euro, a day which is a TARGET2 Business Day.

“Payment Holiday” means the period of time that a Borrower under a Loan refrains from making payments of interest and principal on his Loan as expressly permitted by the terms of the Borrower’s Loan;

“Payment Ledger” means the ledger of such name maintained by the Cash Manager pursuant to the Cash Management Agreement to record payments by or on behalf of the Guarantor LP in accordance with the terms of the Guarantor LP Agreement;

“Perfected” means in respect of any relevant Loan and its Related Security sold by the Seller to the Guarantor LP, delivery of notice to the Borrower of such sale, assignment and transfer by the Seller to the Guarantor LP of such Loan and its Related Security and if required on the advice of counsel to the Guarantor LP (or the Servicer on its behalf) to perfect an interest in such Loan and its Related Security, registration of the transfer of legal title to the Mortgages in the appropriate land registry office, land titles office or similar office of public registration for the location where the relevant real property is located and “Perfect” and “Perfection” shall have corresponding meanings;

“Permanent Global Covered Bond” means a global covered bond in the form or substantially in the form set out in Part II of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms or Pricing Supplement, as the case may be, annexed thereto, comprising some or all of the Covered Bonds of the same Series, issued by the Issuer pursuant to the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and the Trust Deed in exchange for the whole or part of any Temporary Global Covered Bond issued in respect of such Covered Bonds;

“Permitted Security Interests” means (i) any Security Interest for taxes, assessments or governmental charges or levies which relate to obligations not yet due and delinquent, (ii) easements, servitudes, encroachments and other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use or marketability of any real property, and (iii) undetermined or inchoate Security Interests arising or potentially arising under statutory provisions which have not at the relevant time been filed or registered in accordance with applicable laws or of which written notice has not been given in accordance with applicable laws;

“Person” or “person” means a reference to means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, limited liability company, unlimited liability company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or governmental authority or entity, however designated or constituted;

“Personal Information” means information that is protected by any Applicable Privacy Laws;

 “PIPEDA” means the Personal Information Protection and Electronic Documents Act (Canada); S.C. 2000, c. 5;

“Pledged Securities” means Investment Property and Equity Interests in other Persons that do not constitute Investment Property, now or hereafter acquired or owned by on or behalf of the Guarantor LP or in which the Guarantor LP now or hereafter has an interest;

“Post-Enforcement Priority of Payments” has the meaning given to it in Section 3.07 of the Security Agreement;

“Post Issuer Event of Default Yield Shortfall Test” has the meaning given to it in Section 4.4 of the Servicing Agreement;

“Potential Guarantor LP Event of Default” has the meaning given to it in Condition 13 (Meetings of Holders of the Covered Bonds, Modification and Waiver);

“Potential Issuer Event of Default” has the meaning given to it in Condition 13 (Meetings of Holders of the Covered Bonds, Modification and Waiver);

“PPSA” has the meaning given to it in Section 1.03 of the Security Agreement;

“Pre-Acceleration Principal Priority of Payments” has the meaning given to it in Section 6.1 of the Guarantor LP Agreement;

“Pre-Acceleration Revenue Priority of Payments” has the meaning given to it in Section 6.1 of the Guarantor LP Agreement;

“Pre-Maturity Liquidity Ledger” means the ledger on the GIC Account maintained by the Cash Manager pursuant to and in accordance with the Cash Management Agreement;

“Preceding Business Day Convention” has the meaning given to it in Condition 5.09 (Definitions);

“Price Option” has the meaning specified in the ISDA Definitions;

“Pricing Supplement” means the pricing supplement, or in the case of U.S. Registered Covered Bonds the prospectus supplement, issued in relation to each Tranche of Covered Bonds, as a supplement to the relevant Prospectus under which such Covered Bonds are being issued, and giving details of that Tranche and, in relation to any particular Tranche of Covered Bonds, “applicable Pricing Supplement” means the Pricing Supplement applicable to that Tranche and, unless the context requires otherwise, any reference to Pricing Supplement or applicable Pricing Supplement includes a reference to Final Terms or applicable Final Terms, respectively and to Stand-Alone Prospectus and applicable Stand-Alone Prospectus, respectively;

“Principal Amount Outstanding” means, in respect of a Covered Bond the principal amount of that Covered Bond on the relevant Issue Date thereof less principal amounts received by the relevant holder of the Covered Bonds in respect thereof;

“Principal Ledger” means the ledger of such name maintained by the Cash Manager pursuant to and in accordance with the Cash Management Agreement;

“Principal Receipts” means:

(a)	principal repayments under the Loans (including payments of arrears, Capitalized Interest, Capitalized Expenses and Capitalized Arrears);

(b)	recoveries of principal from defaulting Borrowers under Loans being enforced (including the proceeds of sale of the relevant Property);

(c)
any repayments of principal (including payments of arrears, Capitalized Interest, Capitalized Expenses and Capitalized Arrears) received pursuant to any insurance policy in respect of a Property in connection with a Loan in the Covered Bond Portfolio; and

(d)
the proceeds of the purchase of any Loan by a Purchaser from the Guarantor LP (excluding, for the avoidance of doubt, amounts attributable to Accrued Interest and Arrears of Interest thereon as at the relevant purchase date);

“Priorities of Payments” means the orders of priority for the allocation and distribution of amounts standing to the credit of the Guarantor LP in different circumstances being the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priority of Payments and the Guarantee Priority of Payments (see Article 6 of the Guarantor LP Agreement) and the Post-Enforcement Priority of Payments (see Section 3.07 of the Security Agreement) and “Priority of Payment” means any one of the foregoing;

“Proceedings” (where used in the Trust Deed) has the meaning given to it in Clause 30 of the Trust Deed;

“Product Switch” means a variation to the financial terms or conditions included in the Mortgage Conditions applicable to a Loan other than:

(a)	any variation agreed with a Borrower to control or manage arrears on a Loan;

(b)	any variation in the maturity date of a Loan;

(c)	any variation imposed by statute or any variation in the frequency with which the interest payable in respect of the Loan is charged;

(d)	any variation to the interest rate as a result of the Borrowers switching to a different rate;

(e)	any change to a Borrower under the Loan or the addition of a new Borrower under a Loan; or

(f)	any change in the repayment method of the Loan;

“Programme” means the Bank’s €15 billion global Covered Bond Programme as established by, or otherwise contemplated in, the Trust Deed;

“Programme Establishment Date” means October 25, 2007;

“Programme Limit” has the meaning given to it in the Trust Deed;

“Programme Resolution” has the meaning given to it in Condition 13 (Meetings of Covered Bondholders, Modification, Waiver and Substitution);

“Property” means a freehold, leasehold or commonhold property which is subject to a Mortgage;

“Prospectus” means a prospectus prepared in connection with the Programme for the sale of Covered Bonds, and includes as the context requires, the UKLA Prospectus, the U.S. Prospectus, and/or the Canadian Prospectus;

“Purchase Date” has the meaning given to it Section 2.2 of the Mortgage Sale Agreement and unless the context requires otherwise includes each such date;

“Purchase Documents” means the Mortgage Sale Agreement, each Seller Assignment and Seller Power of Attorney, and all other certificates, instruments, Financing Statements, reports, notices, agreements and documents executed or delivered under or in connection with the Mortgage Sale Agreement in respect of a sale of Loans and their Related Security by the Seller to the Guarantor LP;

“Purchased Loan” means, at any time, any Loan purchased by the Guarantor LP pursuant to the terms of the Mortgage Sale Agreement provided such Loan has not been repurchased by the Seller pursuant to or sold by the Guarantor LP to any other Person, together with (i) all obligations of the Borrowers thereunder, and (ii) all monies paid or payable thereunder after the applicable Cut-Off Date (whether scheduled payments, Liquidation Proceeds, prepayments, finance charges, interest, fees, prepayment penalties or bonuses or other charges with respect thereto);

“Purchased Assets” has the meaning given to it in Section 2.2 of the Mortgage Sale Agreement;

“Purchaser” means any third party or the Seller to whom the Guarantor LP offers to sell Loans and their Related Security, except in the Mortgage Sale Agreement and Purchase Documents where such reference is to the Guarantor LP;

“Put Notice” has the meaning given to it in Condition 6.06 (Put Option);

“Put Option” has the meaning given to it the applicable Final Terms;

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

“Quarterly Accounting Period” means a quarterly accounting period of the Bank, currently being the periods consisting of 12, 12, 12 and 16 (or 17) weeks in each Fiscal Year;

“Randomly Selected Loans” means Loans and, if applicable, their Related Security, in the Covered Bond Portfolio, selected on a basis that is not designed to favour the selection of any identifiable class or type or quality of Loans and their Related Security over all the Loans and their Related Security in the Covered Bond Portfolio, except with respect to identifying such Loans and their Related Security as having been acquired by the Guarantor LP from a particular Seller, if applicable;

“Rating Agency” means any one of S&P, Moody’s, Fitch and DBRS, to the extent that at the relevant time they provide ratings in respect of the then outstanding Covered Bonds, or their successors and “Rating Agencies” means more than one Rating Agency;

“Rating Agency Confirmation” has the meaning given to it Condition 20 (Rating Agency Confirmation);

“Rate of Interest” has the meaning given to it Condition 5.09 (Definitions);

“Rate Option” has the meaning given to it the applicable Final Terms or if not specified in the Final Terms, the ISDA Definitions;

“Reasonable and Prudent Mortgage Lender” means a reasonable and prudent institutional mortgage lender in the Seller’s market;

“Receipt” means a receipt attached on issue to a Definitive Covered Bond redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of Schedule 2 to the Trust Deed or in such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 12 (Replacement);

“Receiptholders” means the several persons who are for the time being holders of the Receipts;

“Receipt Ratio” has the meaning given to it in the Interest Rate Swap Agreement in respect of any relevant Interest Rate Swap Confirmation;

“Record” means the register of the Partners maintained pursuant to Section 9.2 of the Guarantor LP Agreement;

“Record Date” has the meaning given to it in Condition 9.09 (Payments – Registered Covered Bonds);

“Redemption Amount” has the meaning given to it in Condition 6.09 (Further Provisions applicable to Final Redemption Amount and Instalment Amounts);

“Redemption/Payment Basis” has the meaning given to it the applicable Final Terms;

“Reference Assets” means, in respect of Equity Linked Covered Bonds, shares or other securities, as indicated in the applicable Final Terms;

“Reference Entities” means, in respect of Credit Linked Covered Bonds entities as indicated in the applicable Final Terms;

“Reference Price” has the meaning specified in the applicable Final Terms;

“Register” means the register of holders of the Registered Covered Bonds maintained by the Registrar;

“Registered Covered Bonds” means Covered Bonds in registered form;

“Registered Definitive Covered Bonds” means any Definitive Covered Bond in registered form (whether or not issued in exchange for a Global Covered Bond in registered form) including without limitation any N Covered Bonds;

“Registered Global Covered Bonds” means the Rule 144A Global Covered Bonds together with the Regulation S Global Covered Bonds;

“Registrable Transfer” means each transfer, assignment or conveyance in appropriate form that is required to assign the relevant Purchased Loan to the relevant Purchaser or as the relevant Purchaser directs, containing all necessary information (including mortgage registration number and a legal description of the Property subject to the Mortgage that complies with local law) and executed as necessary (including witnessed and under seal, if necessary) and accompanied by all required affidavits and certificates, for registration in the land registry or land titles office for the location where the real property subject thereto is situate or filing under the PPSA, as the case may be;

“Registrar” has the meaning given to it in the Conditions;

“Regulation S” means Regulation S under the Securities Act;

“Related Security” means, in relation to a Loan, the security for the repayment of that Loan including the relevant Mortgage, any guarantees and any security relating to any such guarantee and all other matters applicable thereto acquired as part of the Covered Bond Portfolio;

“Relevant Account Holder” has the meaning given to it in Condition 1.02 (Form and Denomination);

“Relevant Banking Day” has the meaning given to it in Condition 2.07 (Transfer of Registered Covered Bonds);

“Relevant Date” has the meaning given to it in Condition 8.02 (Taxation);

“Relevant Interest Period” has the meaning given to it in Section 4.3 of the Servicing Agreement;

“Relevant Jurisdiction” has the meaning given to it in Condition 18.03 (Branch of Account);

“Relevant Screen Page” has the meaning given to it the applicable Final Terms;

“Relevant Tax Payment” has the meaning given to it in Section 6.3 of the Guarantor LP Agreement;

“Relevant Time” has the meaning given to it the applicable Final Terms;

“Replacement Agent” has the meaning given to it in Condition 12 (Replacement of Covered Bonds);

“Representations and Warranties” means the representations and warranties of the Seller set out in the Mortgage Sale Agreement;

“Repurchase Amount” means with respect to any Loan and its Related Security, an amount equal to the amount paid by the Guarantor LP to the Seller in respect of its purchase of such Loan and its Related Security on the relevant Purchase Date being the Fair Market Value of such Loan on the relevant Cut-Off Date preceding the relevant Purchase Date plus any expenses incurred by the Guarantor LP in respect of such transaction and the relevant Loan and its Related Security, less any amounts received by or on behalf of the Guarantor LP from the Borrower in respect of principal on such Loan and its Related Security;

“Requesting Party” has the meaning given to it in Condition 20 (Rating Agency Confirmation);

“Required Redemption Amount” has the meaning given to it in Schedule 8 of the Guarantor LP Agreement;

“Required True Balance Amount” has the meaning given to it in Schedule 8 of the Guarantor LP Agreement;

“Reserve Fund” means the reserve fund that the Guarantor LP will be required to establish in the GIC Account which will be credited with part of an advance from the proceeds of the Intercompany Loan (in the Guarantor LP’s discretion) and the proceeds of Available Revenue Receipts up to an amount equal to the Reserve Fund Required Amount;

“Reserve Fund Required Amount” means Nil, unless the ratings of the Issuer’s short-term or long-term (as applicable) unsecured, unsubordinated and unguaranteed debt obligations by the Rating Agencies fall below the Reserve Fund Required Amount Ratings and then, for so long as such ratings are below the under Reserve Fund Required Amount Ratings, an amount equal to the Canadian Dollar Equivalent of scheduled interest due on any outstanding Series of Covered Bonds over the next three months together with an amount equal to three-twelfths of the anticipated aggregate annual amount payable in respect of the items specified in paragraphs (a) to (c) and if applicable (d) of the Pre-Acceleration Revenue Priority of Payments;

“Reserve Fund Required Amount Ratings” means the threshold ratings A-1+, P-1, F1 short-term or A long-term, and R-1(middle) short term or A(low) long-term (in respect of S&P, Moody’s, Fitch and DBRS respectively), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations of the Issuer by the Rating Agencies;

“Reserve Ledger” means the ledger on the GIC Account of such name maintained by the Cash Manager pursuant to and in accordance with the Cash Management Agreement;

“Reset Date” has the meaning given to it the ISDA Definitions;

“Restricted Asset” has the meaning given to it in Section 1.10 of the Security Agreement;

“Retention Account” has the meaning given to it in Section 3.10 of the Security Agreement;

“Reuters Screen” has the meaning given to it in Condition 5.09 (Definitions);

“Revenue Ledger” means the ledger of such name maintained by the Cash Manager pursuant to and in accordance with the Cash Management Agreement;

“Revenue Receipts” means:

(a)
payments of interest (including Accrued Interest and Arrears of Interest as at the relevant Transfer Date of a Loan) and other fees due from time to time under the Loans and other amounts received by the Guarantor LP in respect of the Loans other than the Principal Receipts;

(b)	recoveries of interest from defaulting Borrowers under Loans being enforced; and

(c)	recoveries of interest and/or principal from defaulting Borrowers under Loans in respect of which enforcement procedures have been completed;

“Revolving Commitment” has the meaning given to it in the third recital in the Intercompany Loan Agreement;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Global Covered Bond” has the meaning given to it in the Conditions;

“S&P” means Standard & Poor’s Credit Market Services Europe Ltd. and includes any successor to its rating business;

“Sale Proceeds” means the cash proceeds realized from the sale of Loans and their Related Security by the Guarantor LP;

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002;

“Scheduled Interest” means an amount equal to the amount in respect of interest which would have been due and payable under the Covered Bonds on each Interest Payment Date as specified in Condition 5.03 (but excluding any additional amounts relating to premiums, default interest or interest upon interest (“Excluded Scheduled Interest Amounts”) payable by the Issuer following an Issuer Event of Default but including such amounts (whenever the same arose) following service of a Guarantor LP Acceleration Notice) as if the Covered Bonds had not become due and repayable prior to their maturity date and, if the Final Terms specified that an Extended Due for Payment Date is applicable to the relevant Covered Bonds, as if the Final Maturity Date of the Covered Bonds had been the Extended Due for Payment Date (but taking into account any principal repaid in respect of such Covered Bonds or any Guaranteed Amounts paid in respect of such principal prior to the Extended Due for Payment Date), less any additional amounts the Issuer would be obliged to pay as a result of any gross-up in respect of any withholding or deduction made under the circumstances set out in Condition 8.01 (Taxation);

“Scheduled Payment Date” means, in relation to payments under the Covered Bond Guarantee, each Interest Payment Date or the Final Maturity Date as if the Covered Bonds had not become due and repayable prior to their Final Maturity Date;

“Scheduled Principal” means an amount equal to the amount in respect of principal which would have been due and repayable under the Covered Bonds on each Interest Payment Date or the Final Maturity Date (as the case may be) as specified in the applicable Final Terms (but excluding any additional amounts relating to prepayments, early redemption, broken funding indemnities, penalties, premiums or default interest (“Excluded Scheduled Principal Amounts”) payable by the Issuer following an Issuer Event of Default but including such amounts (whenever the same arose) following service of a Guarantor LP Acceleration Notice) as if the Covered Bonds had not become due and repayable prior to their maturity date and, if the Final Terms specifies that an Extended Due for Payment Date is applicable to the relevant Covered Bonds, as if the Final Maturity Date of the Covered Bonds had been the Extended Due for Payment Date;

“SEC” means U.S. Securities and Exchange Commission;

“Secured Creditors” means the Bond Trustee (in its own capacity and on behalf of the holders of the Covered Bonds), the holders of the Covered Bonds, the Receiptholders, the Couponholders, the Issuer, the Seller, the Servicer, the Account Bank, the GIC Provider, the Stand-by Account Bank, the Stand-by GIC Provider, the Cash Manager, the Swap Providers, the Corporate Services Provider, the Paying Agents and any other person which becomes a Secured Creditor pursuant to the Security Agreement except, pursuant to the terms of the Guarantor LP Agreement, to the extent and for so long as such person is a Limited Partner;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Securities and Exchange Law” means the Securities and Exchange Law of Japan;

“Security Agreement” means the Security Agreement dated the Programme Establishment Date and made by and among the Guarantor LP, the Bond Trustee and certain other Secured Creditors, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Security Documents” means any documents entered into pursuant to the Security Agreement;

“Security Interest” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), privilege, easement, servitude and any other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Security” has the meaning given to it in Section 1.05 of the Security Agreement;

“Selected Loans” means Loans and their Related Security to be sold by the Guarantor LP pursuant to the terms of the Guarantor LP Agreement and having in the aggregate the Required True Balance Amount;

“Seller Arranged Policy” means any property insurance policy arranged by the Seller for the purposes of the Borrower insuring the Property for an amount equal to the full rebuilding cost of the Property;

“Seller Assignment” means, for any Purchase Date and the Loans to be purchased on such date, an assignment of such Loans executed and delivered by the Seller to the Guarantor LP in substantially the form of Schedule 1.1(B) to the Mortgage Sale Agreement;

“Seller’s Account” means such account as the Seller may specify to the Guarantor LP from time to time;

“Seller’s Variable Rate” means with respect to any Loan the relevant variable or discretionary rate(s) of interest referred to in the Mortgage Terms as determined from time to time by the Original Seller;

“Seller” means Royal Bank of Canada, any New Seller, and/or any other Limited Partner, who may from time to time accede to, and sell Loans and their Related Security or New Loans and their Related Security to the Guarantor LP;

“Seller's Policy” means the originating, underwriting, administration (interest rate setting), arrears, and enforcement policy applied from time to time by the Seller in the ordinary course of the Seller’s business to loans and their related security which are beneficially owned solely by the Seller for their repayment;

“Series Reserved Matter” has the meaning given to in Schedule 4 to the Trust Deed;

“Series” means (i) with respect to N Covered Bonds, each N Covered Bond made out in the name of a specific Covered Bondholder; and (ii) in any other case, a Tranche of Covered Bonds together with any further Tranche or Tranches of Covered Bonds which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Covered Bonds of the relevant Series”, “holders of Covered Bonds of the relevant Series”, “Series of Covered Bonds” and related expressions shall be construed accordingly;

“Servicer Event of Default” has the meaning given to it in Section 18.1 of the Servicing Agreement;

“Servicer Privacy Policies” has the meaning given in Article 14.1 of the Servicing Agreement;

“Servicer Replacement Ratings” means the threshold ratings BBB-, Baa3, F2, and R-1(middle) short-term or A(low) long-term (in respect of S&P, Moody’s, Fitch and DBRS respectively), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations of the Servicer by the Rating Agencies;

“Servicer Termination Event” has the meaning given to it in Section 18.1 of the Servicing Agreement;

“Servicer” means Royal Bank of Canada, in its capacity as servicer under the Servicing Agreement together with any successor servicer appointed from time to time;

“Services” has the meaning given to it in Section 3.1 of the Servicing Agreement;

“Servicing Agreement” means the servicing agreement dated the Programme Establishment Date by and among the Bank, as Seller, Servicer and Cash Manager, the Guarantor LP and the Bond Trustee, as the same may be amended, varied, supplemented, restated or extended from time to time;

“Shortfall” has the meaning given to it under Clause 8.1 of the Trust Deed;

“Specified Currency” means, subject to any applicable legal or regulatory restrictions, euro, Sterling, U.S. Dollars, Canadian Dollars and such other currency or currencies as may be agreed from time to time by the Issuer, the relevant Dealer(s), the Issuing and Paying Agent and the Bond Trustee and specified in the applicable Final Terms;

“Specified Denomination” means, in respect of a Series of Covered Bonds, the denomination or denominations of such Covered Bonds specified in the applicable Final Terms;

“Specified Interest Payment Date” has the meaning given to it the applicable Final Terms;

“Specified Period” has the meaning given to it the applicable Final Terms;

“Spread Determination Date” means the date that is fifteen Business Days prior to each Cashflow Model Calculation Date;

“Stand-Alone Prospectus” means the stand-alone prospectus prepared in respect of a Tranche of Covered Bonds and giving details of that Tranche and, in relation to any particular Tranche of Covered Bonds, “applicable Stand-Alone Prospectus” means the Stand-Alone Prospectus applicable to that Tranche and, unless the context requires otherwise, any reference to Stand-Alone Prospectus or applicable Stand-Alone Prospectus includes a reference to Final Terms and applicable Final Terms, respectively, and Pricing Supplement and applicable Pricing Supplement, respectively;

“Standard Documentation” means the standard documentation used in accordance with the Seller’s Policy by the Seller from time to time for Loans in the Initial Covered Bond Porfolio, copies of which have been made available to the Purchaser, with such changes as the Seller may from time to time introduce;

“Standardised Approach” means Annex VI (Standardised Approach) to the Capital Requirements Directive (or, after any amendment, variation, enactment or implementation of such Directive, the corresponding Annex);

“Standby Account Bank Notice” means a written notice to the Standby Account Bank served in accordance with the provisions of the Bank Account Agreement and stating that the appointment of the Standby Account Bank under the Standby Bank Account Agreement is to become operative;

“Standby Account Bank” means the person appointed by the Guarantor LP or the Cash Manager (on its behalf) to hold the Standby GIC Account and the Standby Transaction Account pursuant to the terms of the Standby Bank Account Agreement, at such time and for so long as such person is appointed Standby Account Bank or such other person for the time being acting as standby account back in accordance with the Standby Bank Account Agreement;

“Standby Bank Account Agreement” means the standby bank account agreement entered into on the Programme Establishment Date between the Guarantor LP, Standby Account Bank, the Standby GIC Provider, the Cash Manager and the Bond Trustee, as the same may be amended, varied, supplemented or restated from time to time;

“Standby Guaranteed Deposit Account” or “Standby GDA” means the Standby Guaranteed Investment Account;

“Standby Guaranteed Investment Account” or “Standby GIC Account” means the account to be opened in the name of the Guarantor LP and maintained with the Standby Account Bank in accordance with and subject to the terms of the Cash Management Agreement, the Standby Guaranteed Investment Contract, the Standby Bank Account Agreement and the Security Agreement or such additional or replacement account as may be for the time being be in place in accordance with the terms of the foregoing agreements and designated as such, each as may be amended, varied, supplemented, restated or extended from time to time;

“Standby GIC Provider Notice” or “Standby GDA Provider Notice” means a written notice to the Standby GIC Provider served in accordance with the provisions of the Cash Management Agreement or the stating that the appointment of the Standby Account Bank under the Standby Bank Account Agreement is to become operative;

“Standby GIC Provider” or “Standby GDA Provider” means the person appointed by the Guarantor LP or the Cash Manager (on its behalf) as such pursuant to the terms the Standby Guaranteed Investment Contract, at such time and for so long as such person is appointed Standby GIC Provider or such other person for the time being acting as standby GIC provider in accordance with the Standby Guaranteed Investment Contract;

“Standby Guaranteed Investment Contract” means the standby guaranteed investment contract entered into on the Programme Establishment Date between the Standby Account Bank, the Standby GIC Provider, the Guarantor LP, the Cash Manager and the Bond Trustee as the same may be amended, varied, supplemented or restated from time to time;

“Standby Transaction Account” means the account to be opened in the name of the Guarantor LP and maintained with the Standby GIC Provider in accordance with and subject to the terms of the Cash Management Agreement, the Standby Guaranteed Investment Contract, the Standby Bank Account Agreement and the Security Agreement or such additional or replacement account as may be for the time being be in place in accordance with the terms of the foregoing agreements and designated as such;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Covered Bonds may from time to time be listed or admitted to trading and references to the “relevant Stock Exchange” shall, in relation to any Covered Bonds, be references to the Stock Exchange on which such Covered Bonds are, from time to time, or are intended to be, listed or admitted to trading;

“Subsidiary” means any company which is for the time being a subsidiary (within the meaning of the Bank Act);

“Substitute Assets” means the classes and types of assets from time to time eligible under the Capital Requirements Directive to collateralize covered bonds which, as of the date hereof includes the following, provided that the total exposure to such Substitute Assets shall not exceed 10% of the (Canadian Dollar Equivalent of the) aggregate Principal Amount Outstanding of the Covered Bonds: (a) exposures to institutions that qualify for a 10% risk weighting under the Standardised Approach; (b) exposures to institutions that qualify for a 20% risk weighting under the Standardised Approach, provided that the total exposure to such institutions shall not exceed 10% of the (Canadian Dollar Equivalent of the) aggregate Principal Amount Outstanding of the Covered Bonds; and (c) Canadian Dollar denominated residential mortgage backed securities provided that such class of investments have received Rating Agency Confirmation;

in each case, provided that:

(i) such exposures will have certain minimum long-term and short-term ratings from the Rating Agencies, as specified by such Rating Agencies from time to time;

(ii) the maximum aggregate total exposures in general to classes of assets with certain ratings by the Ratings Agencies will, if specified by the Rating Agencies, be limited to the maximum percentages specified by such Rating Agencies; and

(iii) in respect of investments of Available Revenue Receipts is such classes and types of assets, the Interest Rate Swap Provider has given its consent to investments in such classes and types of assets;

“Substitute Cash Manager” has the meaning given to it in Section 9.1(b) of the Cash Management Agreement;

“Superintendent” means the Superintendent of Financial Institutions appointed pursuant to the Office of Superintendent of Financial Institutions Act (Canada);

“Swap Agreements” means the Covered Bond Swap Agreement together with the Interest Swap Agreement, and each a “Swap Agreement”;

“Swap Collateral Available Amounts” means, at any time, the amount of Swap Collateral which under the terms of the relevant Swap Agreement may be applied at that time in satisfaction of the relevant Swap Provider’s obligations to the Guarantor LP to the extent that such obligations relate to payments to be made in connection with the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priority of Payments or the Guarantee Priority of Payments;

“Swap Collateral Excluded Amounts” means, at any time, the amount of Swap Collateral which may not be applied under the terms of the relevant Swap Agreement at that time in satisfaction of the relevant Swap Provider’s obligations to the Guarantor LP including Swap Collateral, which is to be returned to the relevant Swap Provider from time to time in accordance with the terms of the Swap Agreements and ultimately upon termination of the relevant Swap Agreement;

“Swap Collateral” means, at any time, any asset (including, without limitation, cash and/or securities) which is paid or transferred by a Swap Provider to the Guarantor LP as collateral to secure the performance by such Swap Provider of its obligations under the relevant Swap Agreement together with any income or distributions received in respect of such asset and any equivalent of such asset into which such asset is transformed;

“Swap Provider Calculation Date” means the day in each month or quarter of each year, as the case may be, specified in the Covered Bond Swap Agreement, or if applicable, the relevant Covered Bond Swap Agreement;

“Swap Provider Calculation Period” means each period from and including a Swap Provider Payment Date to, but excluding, the next following applicable Swap Provider Payment Date, except that (a) the initial Swap Provider Calculation Period will commence on, and include, the Effective Date and (b) the final Swap Provider Calculation Period will end on, but exclude, the Termination Date;

“Swap Provider Default” means the occurrence of an Event of Default or Termination Event (each as defined in each of the Swap Agreements) where the relevant Swap Provider is the Defaulting Party or the sole Affected Party (each as defined in relevant Swap Agreement), as applicable, other than a Swap Provider Downgrade Event;

“Swap Provider Downgrade Event” means the occurrence of an Additional Termination Event or an Event of Default (each as defined in the relevant Swap Agreement) following a failure by the Swap Provider to comply with the requirements of the ratings downgrade provisions set out in the relevant Swap Agreement;

“Swap Provider Payment Date” means the day in each month or year, as the case may be, specified in the Covered Bond Swap Agreement, or if applicable, the relevant Covered Bond Swap Agreement;

“Swap Providers” means Covered Bond Swap Provider and Interest Swap Provider, and each a “Swap Provider”;

“Talonholders” means the several persons who are for the time being holders of the Talons;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Covered Bonds (other than Zero Coupon Covered Bonds), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 to the Trust Deed or in such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 12 (Replacement);

“TARGET2 Business Day” has the meaning given to it in Condition 5.09 (Definitions);

“TARGET2 System” means Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System;

“Taxable Income” or “Taxable Loss” means, respectively, in respect of any Fiscal Year, the amount of income or loss for tax purposes of the Partnership for such period determined in accordance with the Guarantor LP Agreement and the provisions of the Income Tax Act;

“Tax Act” means the Income Tax Act;

“taxes” means all present and future taxes, , duties, levies, imposts, duties (other than stamp duty), fees, deductions, withholdings or charges of any nature whatsoever and wheresoever imposed, including, without limitation, income tax, corporation tax, GST or other tax in respect of added value and any franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property or other tax imposed by any national, local or supranational taxing or fiscal authority or agency together with all interest, penalties, fines, additions to tax or other additional amounts and “Tax” and “Taxation” shall be construed accordingly;

“TEFRA” means United States Tax Equity and Fiscal Responsibility Act of 1982;

“TEFRA C Rules” means U.S. Treasury Regulation §1.163-5(c)(2)(i)(C);

“TEFRA D Rules” means U.S. Treasury Regulation § 1.163-5(c)(2)(i)(D);

“Temporary Global Covered Bond” means a temporary global covered bond in the form or substantially in the form set out in Part I of Schedule 2 to the Trust Deed together with the copy of the applicable Final Terms or Pricing Supplement, as the case may be, annexed thereto with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the relevant Dealer(s), comprising some or all of the Covered Bonds of the same Series, issued by the Issuer pursuant to the Dealership Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and the Trust Deed;

“Third Party Amounts” means each of:

(a)
payments of insurance premiums, if any, due to the Seller in respect of any Seller Arranged Policy to the extent not paid or payable by the Seller (or to the extent such insurance premiums have been paid by the Seller in respect of any Further Advance which is not purchased by the Seller to reimburse the Seller);

(b)	amounts under an unpaid direct debit which are repaid by the Seller to the bank making such payment if such bank is unable to recoup that amount itself from its customer’s account;

(c)	payments by the Borrower of any fees (including early repayment fees) and other charges which are due to the Seller;

(d)
any amount received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to any of that Borrower or the Seller or the Guarantor LP;

which amounts may be paid daily from monies on deposit in the Guarantor LP Accounts or the proceeds of the sale of Authorized Investments and/or Substitute Assets;

“Toronto Time” means Eastern Standard Time;

“Total Credit Commitment” has the meaning given to it in Section 2 of the Intercompany Loan Agreement;

“Tranche” or “Tranches” means all Covered Bonds which are identical in all respects (including as to listing), and shall, where the context so requires, be deemed to refer to a Series of N Covered Bonds, provided that for greater certainty, N Covered Bonds are only issueable in Series;

“Transaction Account” means the account (to the extent maintained) designated as such in the name of the Guarantor LP held with the Account Bank and maintained subject to the terms of the Bank Account Agreement and the Security Agreement or such other account as may for the time being be in place with the prior consent of the Bond Trustee and designated as such;

“Transaction Account Mandate” means the bank account mandate between the Guarantor LP and the Account Bank relating to the operation of the Transaction Account;

“Transaction Documents” means, collectively:

(a)	Mortgage Sale Agreement;

(b)	Servicing Agreement;

(c)	Asset Monitor Agreement;

(d)	Intercompany Loan Agreement;

(e)	Guarantor LP Agreement;

(f)	Cash Management Agreement;

(g)	Interest Rate Swap Agreement;

(h)	Covered Bond Swap Agreement;

(i)	Guaranteed Investment Contract;

(j)	Bank Account Agreement;

(k)	Standby Guaranteed Investment Contract;

(l)	Standby Bank Account Agreement;

(m)	Corporate Services Agreement;

(n)	Security Agreement and any other Security Documents;

(o)	Trust Deed;

(p)	Agency Agreement;

(q)	Dealership Agreement;

(r)	the Issuer-ICSDs Agreement;

(s)
each set of Final Terms (as applicable (i) in the case of each Tranche of listed Covered Bonds subscribed pursuant to a subscription agreement; and (ii) in the case of N Covered Bonds each Series of N Bonds);

(u)	each Subscription Agreement (as applicable in the case of each Tranche of listed Covered Bonds subscribed pursuant to a subscription agreement); and

(v)	Master Definitions and Construction Agreement;

“Transfer” includes, in reference to any interest in the Partnership, (i) any transfer of such interest, directly or indirectly, by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, (ii) any sale, assignment, gift, donation, redemption, conversion or other disposition of such interest, directly or indirectly, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value, and (iii) the granting, directly or indirectly, of any mortgage, charge, pledge, encumbrance or grant of security interest, and in each case any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings;

“Transfer Agent” means The Bank of New York Mellon, London Brach, acting through its offices located at One Canadian Square, London E14 5AL,  together with any successor;

“Transfer Date” means each date of transfer of any New Loans and their Related Security to the Guarantor LP in accordance with the Mortgage Sale Agreement;

“True Balance” means, for any Loan as at any given date, the aggregate (but avoiding double counting) of:

(a)
the original principal amount advanced to the relevant Borrower and any further amount advanced on or before the given date to the relevant Borrower secured or intended to be secured by the related Mortgage; and

(b)
any interest, disbursement, legal expense, fee, charge, rent, service charge, premium or payment which has been properly capitalized in accordance with the relevant Mortgage Conditions or with the relevant Borrower’s consent and added to the amounts secured or intended to be secured by that Loan; and

(c)
any other amount (including, for the avoidance of doubt, Accrued Interest and Arrears of Interest) which is due or accrued (whether or not due) and which has not been paid by the relevant Borrower and has not been capitalized in accordance with the relevant Mortgage Conditions or with the relevant Borrower’s consent but which is secured or intended to be secured by that Loan, as at the end of the Business Day immediately preceding that given date;

minus

(d)
any repayment or payment of any of the foregoing made on or before the end of the Business Day immediately preceding that given date and excluding any retentions made but not released and any Additional Loan Advances committed to be made but not made by the end of the Business Day immediately preceding that given date;

“Trust Deed” means the trust deed dated the Programme Establishment Date and most recently amended and restated on June 29, 2012, as the same may be amended, supplemented or replaced from time to time, by and among the Issuer, the Guarantor LP and the Bond Trustee under which Covered Bonds will, on issue, be constituted and which sets out the terms and conditions on which the Bond Trustee has agreed to act as bond trustee and includes any trust deed or other document executed by the Issuer, the Guarantor LP and the Bond Trustee in accordance with the provisions of the Trust Deed;

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended;

 “Underpayment” means a payment made by a Borrower in an amount less than the Monthly Payment then due on the Loan being a sum not exceeding the aggregate of any previous Overpayments;

“Underwriting Agreement” means an underwriting agreement in respect of the sale of Covered Bonds in the United States pursuant to the U.S. Registration Statement, to be entered into in or about July 2012, between RBC Capital Markets, LLC, as dealer, and the Issuer and the Guarantor LP, as the same may be further amended, supplemented or replaced from time to time;

“UK Act” means the Income Tax Act 2007 (UK);

“UK Listing Authority” means Financial Services Authority in its capacity as competent authority under the FSMA;

“UKLA Prospectus” means a prospectus approved by the UK Listing Authority and constituting in the case of Covered Bonds to be listed on a Stock Exchange to the extent specified in such prospectus the Listing Particulars, as revised, supplemented or amended from time to time by the Issuer and the Guarantor LP including any documents which are from time to time incorporated in the UKLA Prospectus by reference except that in relation to each Tranche of Covered Bonds only, the applicable Final Terms shall be deemed to be included in the UKLA Prospectus;

“U.S. Dealer(s)” means the person(s) party to the Underwriting Agreement, as dealers, including each person appointed as a dealer agent pursuant to the terms of the Underwriting Agreement;

“U.S. Prospectus” means the prospectus included in the U.S. Registration Statement, as revised, supplemented or amended from time to time by the Issuer and the Guarantor LP including any documents which are from time to time incorporated in the U.S. Prospectus by reference except that in relation to each Tranche of Covered Bonds only, the applicable Final Terms shall be deemed to be included in the U.S. Prospectus;

“U.S. Registered Covered Bond” means a Covered Bond issued under the U.S. Registration Statement;

“U.S. Registration Statement” means a registration statement on Form F-3 (File No: 333-181552) in respect of certain issuances of covered bonds to be registered with the SEC, as revised, supplemented or amended from time to time;

“Variable Rate Loans” means those Loans to the extent that and for such period that their Mortgage Terms provide that they are subject to a rate of interest or margin which may vary from time to time in accordance with and subject to their relevant Mortgage Terms and/or by reference to a variable or discretionary reference rate of interest;

“voting certificate” has the meaning given to it in Schedule 4 to the Trust Deed;

 “WURA” means the Winding Up and Restructuring Act (Canada); and

“Zero Coupon Covered Bonds” Covered Bonds which will be offered and sold at a discount to their nominal amount and which will not bear interest

2.	INTERPRETATION AND CONSTRUCTION

2.1
Any reference in this Master Definitions and Construction Agreement, or in any Transaction Document or any document to which this Master Definitions and Construction Agreement is expressed to be incorporated or as to which this Master Definitions and Construction Agreement is expressed to apply (unless expressly stated otherwise in such Transaction Document or other document), to:

the “assets” of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, intellectual property, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or hereafter acquired and any other assets whatsoever;

an “authorization” includes an authorization, consent, approval, resolution, licence, exemption, filing or registration;

“disposal” shall be construed as any sale, lease, transfer, conveyance, assignment, assignation, licence, sub-licence or other disposal and “dispose” shall be construed accordingly;

a “guarantee” means any guarantee, bond, indemnity, letter of credit, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of, or otherwise in relation to, indebtedness of such other person;

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to “months” shall be construed accordingly);

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

any reference to “repay”, “redeem” and “pay” shall each include both of the others and cognate expressions shall be construed accordingly;

a “wholly-owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other shareholders except that other company or corporation and that other company’s or corporation’s wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the “winding-up, dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, bankruptcy, reorganization, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

2.2	“$”, “C$”, “CAD” or “Canadian dollar” denotes the lawful currency for the time being of Canada.

2.3
“€” or “Euro” denotes the lawful currency for the time being of the Partner states of the European Union that have adopted or may adopt the single currency in accordance with the Treaty on the Functioning of the European Union, as amended.

2.4	“£”, “sterling” or “pounds” sterling denotes the lawful currency for the time being of the United Kingdom.

2.5	“U.S.$”, “U.S. dollars”, “USD” or “United States Dollars” denotes the lawful currency for the time being of the United States of America.

2.6	“¥”, “Yen” and “Japanese Yen” means the lawful currency for the time being of Japan.

2.7
In this Master Definitions and Construction Agreement and in any of the Transaction Documents in which this Master Definitions and Construction Agreement is expressed to be incorporated or to which this Master Definitions and Construction Agreement is expressed to apply:

(a)	words denoting the singular number only shall include the plural and vice versa;

(b)	words denoting one gender only shall include the other genders;

(c)	words “including” and “includes” mean “including (or includes) without limitation”;

(d)
in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and if the last day of any such period is not a Business Day, such period will end on the next Business Day;

(e)
when calculating the period of time “within” which or “following” which any act or event is required or permitted to be done, notice given or steps taken, the date which is the reference date in calculating such period is excluded from the calculation and if the last day of any period is not a Business Day, such period will end on the next Business Day unless otherwise expressly stated;

(f)
references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(g)
references to any agreement or other document (including any of the Transaction Documents) shall be deemed also to refer to such agreement or document as amended, varied, supplemented or novated from time to time;

(h)
the inclusion of a table of contents, the division into Articles, Sections, clause, paragraph and schedules and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation;

(i)
reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted to the extent such amendment or re-enactment is substantially to the same effect as such statute on the date hereof;

(j)	reference to a time of day shall be construed as a reference to Toronto Time unless the context requires otherwise; and

(k)
references to any person shall include references to his heirs, executors, personal administrators, successors, assigns and transferees, as applicable, and any person deriving title under or through him.

3.	AMENDMENTS

Subject to Section 7.3 of the Security Agreement (Modification to Transaction Documents), any amendments to this Master Definitions and Construction Agreement will be made only with the prior written consent of each party to this Master Definitions and Construction Agreement.  Each proposed amendment or waiver of this Agreement that is considered by the Guarantor LP to be a material amendment or waiver shall be subject to Rating Agency Confirmation.  The Guarantor LP (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor LP under this Agreement.

4.	GOVERNING LAW

This Master Definitions and Construction Agreement is governed by, and shall be construed in accordance with, the laws of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written above.

ROYAL BANK OF CANADA

Per:	/s/ James Salem
Name: James Salem
Title: Senior Vice-President and Treasurer

Per:	/s/ David Power
Name: David Power
Title: Vice-President, Corporate Treasury

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner, RBC COVERED BOND GP INC.

Per:	/s/ David Power
Name: David Power
Title: President

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

Amended and Restated Master Definitions and Construction Agreement (signature page)

6848320 CANADA INC.

Per:	/s/ David Power
Name: David Power
Title: Director

Per:	/s/ Stacie Moore
Name: Stacie Moore
Title: Vice President

RBC COVERED BOND GP INC.

Per:	/s/ David Power
Name: David Power
Title: President

DELOITTE & TOUCHE LLP

Per:	/s/ Michael J. Darroch
Name: Michael J. Darroch
Title: Partner

Amended and Restated Master Definitions and Construction Agreement (signature page)